UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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MERCK & CO., INC.

(Name of Registrant as Specified In Its Charter)

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Merck & Co., Inc.

Kenneth C. Frazier Chairman, President and Chief Executive Officer	One Merck Drive P.O. Box 100 Whitehouse Station, NJ 08889-0100

April 14, 2014

Dear Shareholders:

It is my pleasure to invite you to Merck’s 2014 Annual Meeting of Shareholders, which will be held on Tuesday, May 27, 2014, at 9:00 a.m., at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807. The attached Notice of Annual Meeting of Shareholders and proxy statement will serve as your guide to the business to be conducted and provide details regarding admission to the meeting.

Merck is committed to creating value for shareholders and society through the kind of innovation that improves health and well-being. We apply cutting-edge science to develop medicines and vaccines that make a meaningful difference to patients, healthcare providers and payers. By focusing our efforts in areas where unmet need and scientific opportunity intersect, Merck will remain one of the world’s leading research-intensive biopharmaceutical companies.

In 2013, we took decisive action to revitalize our research and development and strengthen our pipeline of medically important products. We are allocating resources to our most promising clinical candidates and are focusing on the markets, customers and therapeutic areas that provide the best opportunities for our business while delivering the greatest value to our customers.

I am delighted that we are already seeing strong progress with candidates like MK-3475, our anti-PD-1 immunotherapy for oncology, which has received Breakthrough Therapy designation from the FDA. We also initiated Phase 3 trials for our BACE inhibitor for the treatment of Alzheimer’s disease and received Breakthrough Therapy designation for our combination regimen for the treatment of chronic hepatitis C. These are the kinds of meaningful innovations that can make a life or death difference to patients.

To maintain this momentum, we announced a strategic initiative last October designed to sharpen our focus, redesign our operating model and reduce our cost structure. This initiative will increase our efficiency, provide us with the flexibility to take action on our best opportunities and ensure we are able to remain responsive to the challenges of a dynamic healthcare environment. We have made solid progress on all of these fronts, and I am confident that these actions will make Merck a more competitive company, better positioned to innovate and grow.

We hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means as described in this proxy statement as promptly as possible. Merck began mailing its Notice of Internet Availability of Proxy Materials, proxy statement and the 2013 Annual Report on Form 10-K, and proxy card/voting instruction form to shareholders and to employee benefit and stock purchase plans participants on April 14, 2014. Your vote is important. We urge you to exercise your right to do so.

Sincerely,

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PARTICIPATE IN THE FUTURE OF MERCK & CO., INC. CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights and fully participate as a shareholder. It is very important that you vote to play a part in the future of our Company. You do not need to attend the Annual Meeting to vote your shares.

If you hold your shares through a broker, bank or nominee, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting of Shareholders (except on ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2014), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the shareholder meeting.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Abstentions	Votes required for approval
PROPOSAL 1	Election of Directors	Page 27	FOR each Nominee	No	Do not count for all five	Majority of shares cast
PROPOSAL 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	Page 37	FOR	No	proposals	required for all five proposals
PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2014	Page 67	FOR	Yes
PROPOSALS 4 - 5	Shareholder Proposals	Pages 69 - 70	AGAINST each proposal	No

Vote right away

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING	BY TELEPHONE	BY INTERNET USING YOUR TABLET OR	BY MAILING YOUR PROXY CARD
YOUR COMPUTER		SMARTPHONE

Visit 24/7	Registered Owners dial	Scan this QR code 24/7	Cast your ballot,
www.proxyvote.com	toll-free 24/7	to vote with your mobile device	sign your proxy card
	1-800-690-6903	(may require free software)	and send by free post

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All shareholders of record may vote in person at the 2014 Annual Meeting of Shareholders. Meeting details are provided below. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question “How do I vote?” on page 71 of “Questions and Answers About the Annual Meeting and Voting”.

Merck & Co., Inc. 2014 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 27, 2014, at 9:00 a.m., local time

Location:	Bridgewater Marriott
700 Commons Way
Bridgewater, New Jersey 08807

Record Date:	March 31, 2014

Admission:

All shareholders as of the record date may attend the Annual Meeting but must have an admission ticket and photo identification. You may request a ticket by writing to the Office of the Secretary, Merck & Co., Inc., WS3AB-05, P.O. Box 100, Whitehouse Station, New Jersey 08889-0100, by faxing your request to 908-735-1224, or by calling 908-423-3300. If you are a shareholder of record (your shares are held in your name), you must write your name on the request exactly as it appears on your stock ownership records from Wells Fargo Bank, N.A. If you are a beneficial owner (your shares are held through a broker, bank, or nominee), you must provide current evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank, or nominee.

If you are unable to attend the meeting, you will be able to view and listen to the meeting via the internet. We will broadcast the meeting as a live webcast through our website. The webcast will remain available for replay for one month following the meeting. Visit our Investor Relations website at http://www.merck.com/investors/webcasts-and-presentations.html and click on “Shareholder Meetings“.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

Governance Highlights (page 14)

The Company believes good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and its shareholders. The Board of Directors monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. The following table summarizes certain corporate governance practices and facts:

11 of our 12 Director Nominees are Independent	Diverse Board in Terms of Gender, Ethnicity, Experience and Skills
Annual Election of Directors	Transparent Public Policy Engagement
Independent Lead Director	The Threshold to Call a Special Meeting is 15% of Shareholders
Annual Board Self-Assessment Process	Longstanding Commitment to Corporate Responsibility
Active Shareholder Engagement	Policy Providing for Return of Incentive Compensation under Certain Circumstances
Majority Voting for All Directors	Share Ownership Guidelines for Executives and Directors and Share Retention Policy for Executives
Independent Directors Meet Without Management Present	Hedging, Short Sale and Pledging Policies

Voting Matters

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

		Board vote recommendation	See page number for more detail
Management Proposals
PROPOSAL 1	Election of Directors	FOR each Nominee	27
PROPOSAL 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)	FOR	37
PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2014	FOR	67
Shareholder Proposals
PROPOSAL 4	Shareholder Proposal Concerning Shareholders’ Right to Act by Written Consent	AGAINST	69
PROPOSAL 5	Shareholder Proposal Concerning Special Shareowner Meetings	AGAINST	70

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Nominees for Director (page 27)

The following table provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each Directors’ background, skillset and areas of experience can be found beginning on page 28.

Name	Age	Director since	Occupation and Experience	Independent	Committee Memberships	Other Public Company Boards
Leslie A. Brun	61	2008	Chairman and Chief Executive Officer, Sarr Group, LLC		• Audit (Chair) • Governance, Public Policy and Corporate Responsibility	• Automatic Data Processing, Inc. • Broadridge Financial Solutions, Inc.
Thomas R. Cech, Ph.D.	66	2009	Distinguished Professor, University of Colorado		• Audit • Research
Kenneth C. Frazier	59	2011	President, Chairman and Chief Executive Officer, Merck & Co., Inc.			• Exxon Mobil Corporation
Thomas H. Glocer	54	2007	Retired Chief Executive Officer, Thomson Reuters Corporation		• Compensation and Benefits (Chair) • Governance, Public Policy and Corporate Responsibility	• Morgan Stanley
William B. Harrison, Jr.	70	1999	Retired Chairman of the Board, JPMorgan Chase & Co.		• Governance, Public Policy and Corporate Responsibility (Chair) • Compensation and Benefits
C. Robert Kidder	69	2005	Former Chairman and Chief Executive Officer, 3Stone Advisors LLC		• Audit • Research	• Morgan Stanley
Rochelle B. Lazarus	66	2004	Chairman Emeritus, Ogilvy & Mather		• Governance, Public Policy and Corporate Responsibility	• The Blackstone Group L.P. • General Electric
Carlos E. Represas	68	2009	Retired Executive Vice President and Head of the Americas, Nestlé, S.A.		• Compensation and Benefits • Governance, Public Policy and Corporate Responsibility	• Bombardier Inc. • Swiss Re Group
Patricia F. Russo	61	1995	Former Chief Executive Officer and Director, Alcatel-Lucent		• Compensation and Benefits • Governance, Public Policy and Corporate Responsibility	• Alcoa Inc. • General Motors Company • Hewlett-Packard Company • KKR Management LLC (the managing partner of KKR & Co., L.P.)
Craig B.Thompson, M.D.	61	2008	President and Chief Executive Officer, Memorial Sloan- Kettering Cancer Center		• Research (Chair)	• Charles River Laboratories International, Inc.
Wendell P. Weeks	54	2004	President, Chairman and Chief Executive Officer, Corning Incorporated		• Audit • Research	• Corning Incorporated
Peter C. Wendell	63	2003	Managing Director, Sierra Ventures		• Compensation and Benefits • Research

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Select Performance and Compensation Highlights for 2013 (page 38)

(For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete proxy statement.)

Business Performance.

•	Revenue decreased by 7% compared to 2012, driven mainly by the negative impact of patent expiries and foreign exchange (minus 2% impact)
•	Despite revenue challenges, we delivered non-GAAP EPS of $3.49 (GAAP EPS of $1.47), which was near the mid-point of our revised target range but below the $3.61 target established at the beginning of the year under our Company Scorecard

Shareholder Value Creation.

•	Returned $11.7 billion to shareholders through dividend and share repurchases
•	Increased the dividend paid by 2.4% during 2013
•	Drove a 27% increase in total shareholder return

How Pay is Aligned to 2013 Company Performance (page 39)

While the Company’s operating performance fell below target in 2013, the operation of our variable incentives demonstrate strong linkage between pay and performance.

•	Annual Incentive – 2013 performance resulted in below target achievement (72 points vs. a target of 100 points) of the operational and strategic objectives of our 2013 Company Scorecard. As a result, annual incentive payouts for the Named Executive Officers were, on average, 40% lower than prior year. The 2013 Company Scorecard is described in more detail beginning on page 42.

•	Long-Term Incentive – Final payout of the 2011-2013 Performance Share Unit (“PSU“) award cycle was 86% of target. Additional details about our PSU program and the 2011-2013 PSU award cycle are provided on page 45.

2013 Executive Total Compensation Mix (page 41)

Under our executive compensation program, a significant portion (89% and 81%, respectively) of the CEO’s and other Named Executive Officers’ annual target total direct compensation is variable based on our operating performance and/or our stock price, as shown below:

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Key 2014 Compensation Actions (page 40)

Based on our dialogue with investors and to better align our incentive plans with our evolving long-term business strategy, the Committee approved the following actions for the Company’s 2014 compensation programs.

•	2014 Changes to Company Scorecard: The number of Scorecard measures used to fund the annual incentive pool will be reduced from eight to three. Revenue and earnings will be weighted 40% each and progress against important milestones related to our pipeline will be weighted 20%.

•	2014 Changes to PSU Program: Beginning with the three-year performance period commencing January 1, 2014, performance under the new PSU program will be measured over a single three-year period as opposed to three separate 12-month periods under the prior plan. In addition, a new relative TSR measure will consider the level of outperformance or underperformance relative to the peer group median alongside a three-year adjusted operating cash flow target with each metric comprising 50% of the payout calculation.

•	2014 Named Executive Officer Annual Target Compensation Opportunity: The Committee, and in the case of Mr. Frazier, the full Board of Directors, determined that no increases would be made to any of the Named Executive Officers’ 2014 annual target direct compensation opportunity (base salary + target cash incentive + target long-term incentive).

Response to Advisory Vote and Shareholder Feedback (pages 23 and 40)

In 2013, shareholders continued their strong support of our executive compensation programs with over 88% of the votes cast for approval of the “say on pay” proposal at the 2013 Annual Meeting of Shareholders. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the Compensation and Benefits Committee has continued to examine our executive compensation program to ensure alignment between the interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our Named Executive Officers.

For additional information, see the CD&A in this proxy statement.

Beyond consideration of the annual “say on pay” vote, Merck regularly engages with its shareholders to better understand their perspectives on a wide range of issues. During 2013, we held multiple discussions with most of our largest shareholders on topics such as board composition, executive compensation, action by written consent, special meetings of shareholders, corporate political spending and other governance matters. These discussions provided valuable insights into shareholder views and were particularly helpful on the question of shareholders’ right to call a special meeting. As a result of the feedback we received, the Board of Directors recently approved an amendment to the Company’s By-Laws to provide that special meetings of shareholders may be called by shareholders owning at least 15% of the combined voting power of the outstanding shares of the Company’s stock.

We will continue to engage with shareholders on a regular basis to better understand and consider their views on our executive compensation programs and corporate governance practices.

Auditors (page 67)

We ask that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. Below is summary information about PricewaterhouseCoopers LLP’s fees for services provided in fiscal years 2013 and 2012.

Type of Fees (in Millions)	2013	2012
Audit Fees	$28.7	$27.5
Audit-Related Fees	5.5	5.9
Tax Fees	7.0	9.3
All Other Fees	2.8	5.6
TOTAL FEES	$44.0	$48.3

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Merck & Co., Inc.

One Merck Drive P.O. Box 100 Whitehouse Station, NJ 08889-0100

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

May 27, 2014

To the Shareholders:

The shareholders of Merck & Co., Inc. will hold their Annual Meeting on Tuesday, May 27, 2014, at 9:00 a.m., at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807. The purposes of the meeting are to:

•	elect 12 directors;

•	consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

•	consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014;

•	consider and act upon a shareholder proposal concerning shareholders’ right to act by written consent;

•	consider and act upon a shareholder proposal concerning special shareowner meetings; and

•	transact such other business as may properly come before the meeting.

Only shareholders listed on the Company’s records at the close of business on March 31, 2014, are entitled to vote.

Merck began mailing its Notice of Internet Availability of Proxy Materials, proxy statement and the 2013 Annual Report on Form 10-K, and proxy card/voting instruction form to shareholders and to employee benefit and stock purchase plans participants on April 14, 2014.

April 14, 2014

By order of the Board of Directors,

Geralyn S. Ritter
Senior Vice President, Global Public Policy and Corporate Responsibility, Secretary and Assistant General Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 27, 2014:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, proxy statement and the 2013 Annual Report on Form 10-K and the means to vote by internet are available free of charge at: www.proxyvote.com.

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CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. The primary mission of the Board is to represent and protect the interests of our shareholders. The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board selects and oversees senior management, who are charged by the Board with conducting the daily business of the Company.

The Board has adopted corporate governance principles (the “Policies of the Board”), which, in conjunction with our Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its Committees. Among the areas addressed by the Policies of the Board are philosophy and functions of the Board, composition of the Board including Lead Director responsibilities, qualifications of members, assessment of the Board, Board committee responsibilities, director transition and retirement, service on other boards, director compensation, stock ownership guidelines, chairmanship of meetings, director orientation and continuing education, incumbent Director resignation and related person transactions. From time to time, the Board revises the Policies of the Board in response to changing regulatory requirements, evolving best practices, and the perspectives of our shareholders and other constituents.

Governance Materials

The following materials relating to corporate governance at Merck are available on our website at
www.merck.com/about/leadership

•	Restated Certificate of Incorporation of Merck & Co., Inc.;

•	By-Laws of Merck & Co., Inc.;

•	Policies of the Board—a statement of Merck’s corporate governance principles;
•	Merck Board Committee Charters;

•	Shareholder Communications with the Board; and

•	Merck Code of Conduct—Our Values and Standards

Corporate Governance Practices

Merck has a history of strong corporate governance. The Company believes good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and its shareholders. The Board of Directors monitors developments in governance best practices to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. Over the years, our Board of Directors has evolved our practices to best serve the interests of Merck shareholders, including:

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•	Annual election of all Directors.

•	Majority vote standard in uncontested elections. Each director must be elected by a majority of votes cast, not a plurality.

•	No shareholder rights plan (‘‘poison pill’’).

•	No supermajority voting provisions.

•	Confidential voting.

•	Shareholders holding 15% or more of our outstanding stock have the right to call a special meeting. In response to the feedback received from our shareholders, our Board recently amended our By-Laws to reduce the threshold that allows shareholders to call a special meeting from 25% to 15%.

•	Active shareholder engagement. Merck regularly engages with its shareholders to better understand their perspectives.

•	Longstanding commitment to corporate responsibility.

•	Annual corporate responsibility report. In our report we discuss our corporate responsibility performance and the actions we are taking to deliver on our corporate responsibility commitments in support of our business objectives. The report is available to read and download at http://www.merckresponsibility.com.

•	Independent Board. Our Board is comprised of all independent directors, except our CEO.

•	Annual Board self-assessment process. The Board evaluates its performance and the performance of each committee on an annual basis through a process that includes a written questionnaire and an interview of each Board member by the independent Lead Director.

•	Independent Lead Director. The position of Lead Director at Merck comes with a clear mandate and significant authority and responsibilities as set out in the Policies of the Board.

•	Independent Board committees. Each of our four Committees is made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board.

•	Each Committee has the authority to retain independent advisors.

•	Robust code of ethics. Merck is committed to operating its business with the highest level of ethical conduct and has adopted a Code of Ethics that applies to all employees, as well as the Board of Directors. Merck’s Code of Ethics is available at http://www.merck.com/about/how-we-operate/code-of-conduct/home.html.

•	Policy providing for return of incentive compensation under certain circumstances.

•	Stock ownership guidelines for executives and directors and share retention policy for executives. Significant requirements strongly link the interests of the Board and management with those of shareholders.

•	Hedging, short sale and pledging policies.

Board’s Role in Strategic Planning

In connection with its responsibility for overseeing the affairs of the Company, the Board of Directors has an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s four standing committees (Audit Committee; Governance, Public Policy and Corporate Responsibility Committee; Compensation and Benefits Committee; and Research Committee), the Board is fully involved in the Company’s strategic planning process.

Each year, typically in the summer, senior management will set aside a specific period to review and refine the Company’s long-range operating plan and overall corporate strategy. Strategic areas of importance will include basic research and clinical development; global marketing and sales; manufacturing strategy, capability and capacity; and the public policy and political environments that affect the Company’s business and operations. Specific operating priorities will be developed to effectuate the Company’s long-range plan. Some of the priorities will be short-term in focus; others will be based on longer-term planning horizons. Senior management will review the conclusions reached at its summer meeting with the Board at one or more meetings that usually occur in the fall. These meetings are focused on corporate strategy and involve both management presentations and input from the Board regarding the assumptions, priorities and strategies that form the basis for management’s operating plans and strategies.

At subsequent Board meetings, the Board continues to review substantively the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations. For example, in the fall or winter, the Board typically reviews the Company’s overall annual performance and considers the operating budget and capital plan for the year. In this time period, the Board also usually finalizes specific criteria against which the Company’s performance will be evaluated for

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the following year. In addition, Board meetings held throughout the year target specific strategies (for example, basic research) and critical areas (for example, U.S. healthcare public policy issues) for extended, focused Board input and discussion. These time frames are flexible, however, and the Board adjusts its meeting agendas and plans to reflect business priorities and developments.

The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these procedures, the Board, consistent with good corporate governance, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Independence of Directors

The Policies of the Board require that a substantial majority of the members of the Board of Directors be independent members. In making independence determinations, the Board observes all criteria for independence established by the SEC and the New York Stock Exchange (“NYSE”). The Board considers all relevant facts and circumstances in making an independence determination. To be considered independent, an outside director must meet the bright line independence tests established by the NYSE and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders.

Categorical Independence Standards

As contemplated by the NYSE rules, the Board has adopted categorical standards as part of the Policies of the Board to assist it in making independence determinations. The standards as set forth in the Policies of the Board are available on our website at www.merck.com/about/leadership. In accordance with the NYSE rules, independence determinations under the categorical standards will be based upon a director’s relationships with the Company during the three years preceding the determination. The categorical standards provide that the following will not be considered material relationships that would impact a director’s independence:

1.	The director is an executive officer or employee or any member of his or her immediate family is an executive officer of another organization that does business with the Company, and the annual payments to or payments received from that organization during any single fiscal year during the evaluation period are less than the greater of $1 million or 2% of the other organization’s consolidated gross revenues.

2.	The director or any member of his or her immediate family serves as an executive officer of a charitable, educational or other non-profit organization that receives contributions from the Company or the Merck Foundation in a single fiscal year of less than the greater of $1 million or 2% of that organization’s annual consolidated gross revenues during its last completed fiscal year. The Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.

3.	Subject to standard 11 below, the director is a director or trustee, but not an executive officer nor employee, or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company’s external auditor) that does business with, or receives charitable contributions from, the Company.

4.	More than three years have elapsed since:

a.	the director was an employee of the Company, or

b.	an immediate family member of the director was an executive officer of the Company, or

c.	an executive officer of the Company served on the board of directors of a company that employs or employed the director, or an immediate family member of the director, as an executive officer.

5.	An immediate family member is or has been an employee of the Company, provided that such family member is not, and has not been for a period of at least three years, an executive officer of the Company.

6.	Subject to standard 8 below, the director does not receive more than $120,000 annually in direct compensation from the Company, other than through retainers, meeting fees, deferred compensation for prior services (provided that such compensation is not contingent in any way on continued service) and an annual stock option grant provided as the Company’s annual compensation to all Directors pursuant to the Non-Employee Directors Stock Option Plan, as amended and restated from time to time.

7.	No immediate family member of the director receives more than $120,000 per year in direct compensation from the Company.

8.	In the case of Audit Committee members, no immediate family member receives direct compensation or other fees from the Company and the Audit Committee members otherwise meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

9.	Neither the director nor his or her immediate family members serves as a paid consultant or advisor to the Company or to an executive officer of the Company.

10.	The director or any member of his or her immediate family holds less than a 10% interest in any other organization that has a relationship with the Company.

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11.	With respect to the Company’s independent external auditors:

a.	The director is not a current partner nor employee of the external auditor, and
b.	No immediate family member is a current partner of the external auditor nor an employee of the external auditor who personally works on the Company’s audit, and
c.	Within the past three years, neither the director nor an immediate family member of the director was a partner or an employee of the external auditor and personally worked on the Company’s audit during that time.

The Board, through its Governance, Public Policy and Corporate Responsibility Committee, reviews the Board’s approach to determining director independence periodically and recommends changes as appropriate for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards set forth above, the Board reviewed all relationships between the Company and each Director and Director nominee and has determined that, with the exception of Kenneth C. Frazier, who is a Company employee, each non-management Director (Leslie A. Brun, Thomas R. Cech, Thomas H. Glocer, William B. Harrison, Jr., C. Robert Kidder, Rochelle B. Lazarus, Carlos E. Represas, Patricia F. Russo, Craig B. Thompson, Wendell P. Weeks, and Peter C. Wendell) has only immaterial relationships with the Company, and accordingly each is independent under these standards. The Board has also determined that each member of the Audit Committee; the Governance, Public Policy and Corporate Responsibility Committee; and the Compensation and Benefits Committee is independent within the meaning of the NYSE listing standards and rules of the SEC.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where each of the Directors serves or served in the past, and that in the ordinary course of business, transactions may occur between the Company and such organizations. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence. In particular, the Board examined payments for information, data and content services made by the Company to Thomson Reuters Corporation for which Mr. Glocer was the Chief Executive Officer until December 31, 2011; and payments for advertising and marketing-related services made by the Company to Ogilvy & Mather (“Ogilvy”), for which Ms. Lazarus served as Chairman until July 2012, and previously also served as Chief Executive Officer, as well as to WPP Group, plc, of which Ogilvy is a subsidiary. The Company and Corning Incorporated (“Corning”), of which Mr. Weeks serves as Chairman, Chief Executive Officer and President, are parties to a Joint Research and Development Agreement (“R&D Agreement”) aimed at developing new glass materials.

The R&D Agreement was reviewed by the Board’s Committee on Corporate Governance (the “Committee”) and reviewed and approved by the Board, other than Mr. Weeks who recused himself from the Board’s deliberations and vote with respect to this agreement, and the Committee has conducted regular oversight of the R&D Agreement. In 2013, Merck reimbursed Corning approximately $3 million for development costs incurred based on the achievement of certain agreed milestones under the R&D Agreement and $2 million of reimbursable costs remain to be paid upon the achievement of a final milestone set forth in the original R&D Agreement. In 2014, Merck and Corning entered into two follow-on agreements: a multi-year component supply agreement (“Supply Agreement”) with minimum volume commitments and a royalty agreement (“Royalty Agreement”), which Royalty Agreement also amended the R&D Agreement. Both agreements were reviewed and approved by the Committee and the entire Board, other than Mr. Weeks who recused himself from the Board’s deliberations and vote with respect to these agreements. In March 2014, Merck reimbursed Corning for an additional $14 million of development costs it incurred under the R&D Agreement. Merck anticipates paying Corning a total of approximately $0.8 million under the Supply Agreement in 2014. Also, commencing in 2017, the Company expects to receive royalties under the Royalty Agreement. In addition, in 2013 the Company had purchases from Corning in the ordinary course of business. Dr. Cech and Dr. Thompson are employed at medical institutions with which the Company engages in ordinary course of business transactions in the form of purchases and sales. The Board reviewed all transactions with each of these entities and determined that the individual Director had no role with respect to the Company’s decision to make any of the purchases or sales and the aggregate amounts in each case were less than 1% of the consolidated gross revenues of the other organization and the Company.

Board Leadership Structure

The Board of Directors is currently led by Kenneth C. Frazier, who serves as the Chairman of the Board, and by William B. Harrison, Jr., an independent Director, who serves as the Board’s Lead Director in accordance with the Policies of the Board. The Board, comprised entirely of independent Directors other than Mr. Frazier, remains highly independent, empowered and engaged. Further, the independent Directors remain committed to evaluating our Board leadership structure at least annually.

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Lead Director

The position of Lead Director at Merck comes with a clear mandate and significant authority and responsibilities as set out in the Policies of the Board. These include:

Board Meetings and	• The authority to call meetings of the independent members of the Board.
Executive Sessions	• Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board.
Communicating with Management	• Serving as the principal liaison on board-wide issues between the independent members of the Board and the Chairman of the Board.
Agendas	• Approving meeting agendas for the Board and conferring with management on the supporting material to be sent to the Board for meetings.
Meeting Schedules	• Approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items.
Communicating with Shareholders and Stakeholders	• Being available for consultation and direct communication with major shareholders, as appropriate. • Serving as a liaison between the Board and shareholders on investor matters.
Board Performance Evaluation	• Leading the annual performance evaluation of the Board.
Chair and CEO Performance Evaluations	• Leading the annual performance evaluation of the Chair/CEO.
CEO Succession	• Leading the CEO succession planning process.

The Board of Directors has four standing committees, each of which is comprised solely of independent directors and is led by an independent chair. The role of these committees is described beginning on page 21.

The Board believes that the Company and its shareholders are well-served by the Board’s current leadership structure. Having an independent Lead Director vested with key duties and responsibilities and four independent Board committees chaired by independent Directors provides a formal structure for strong independent oversight of the Chairman and Chief Executive Officer and the rest of our management team.

Succession Planning

The Board regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges.

The Board also considers its own succession and discussion of this topic is an important part of the annual Board evaluation process. In considering succession planning, the Governance, Public Policy and Corporate Responsibility Committee and Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of the skills, experience and attributes that would be beneficial to the Board’s oversight role.

Annual Board Self-Assessment

The Board conducts a self-assessment of its performance and effectiveness as well as that of the four standing committees on an annual basis. The purpose of the self-assessment is to track progress in certain areas targeted for improvement from year to year and to identify ways to enhance the Board’s and Committees’ effectiveness. As part of the assessment, each Director completes a written questionnaire developed by the Governance, Public Policy and Corporate Responsibility Committee to provide feedback on the effectiveness of the Board, our Committees as well as each individual Director’s own contributions. The Lead Director and Chair of the Governance, Public Policy and Corporate Responsibility Committee also conducts an interview with each Board member designed to gather additional suggestions to improve Board effectiveness and solicit additional feedback on Board operations, Directors, and priority agenda topics. The collective ratings and comments of the Directors are compiled and presented by the Lead Director to the Committee and to the full Board for discussion and action.

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Risk Oversight

The Board of Directors has two primary methods of overseeing risk. The first method is through its Enterprise Risk Management (“ERM”) process which allows for full Board oversight of the most significant risks facing the Company. The second is through the functioning of the Board committees.

The Board of Directors established the ERM process to ensure a complete Company-wide approach to risk over five distinct but overlapping core areas:

1.	Strategy (Macro risks that may impact our ability to achieve long-term business objectives);

2.	Operations (Risks in operations that may impact our ability to achieve business objectives);

3.	Compliance (Risks related to compliance with laws, regulations and Company policies);

4.	Reporting (Risks to maintaining accurate financial statements and timely, complete financial disclosures); and

5.	Reputation and Responsibility (Risks that may impact our reputation or the well-being of the Company or its employees).

The goal of the ERM process is to provide an ongoing process, implemented at all levels of the Company across each business unit and corporate function, to identify and assess risk, and to monitor risk and agreed-upon mitigating action. Where the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Committee to the full Board of Directors for its consideration.

The Audit Committee periodically reviews the ERM process to ensure that it is robust and functioning effectively.

In addition to the ERM process, each committee of the Board oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Executive Committee and the heads of business units and corporate functions. For instance, the Audit Committee oversees risk relating to Finance, IT, Business Integrity and Sarbanes-Oxley reporting through its interactions with the CFO, CIO, Chief Compliance Officer, Controller, and Head of Internal Audit. A committee may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board.

The separate ERM process and Board committee approach to risk management leverages the Board’s leadership structure to ensure that risk is overseen by the Board on both a Company-wide approach and through specific areas of competency.

Related Person Transactions

Related Person Transaction Policy

The Board of Directors has adopted a written policy (the “Policy”) governing the review and approval of any transactions that Company management determines would be required to be publicly disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”).

The Policy requires that related person transactions, and any material amendments or modifications to such transactions shall be subject to review, approval or ratification by the Board, or a committee of the Board, and monitoring in accordance with the standards set forth in the Policy and available on our website at www.merck.com/about/leadership. The Policy is administered by the Governance, Public Policy and Corporate Responsibility Committee and is contained in the Policies of the Board.

The following process and guidelines are followed by the Governance, Public Policy and Corporate Responsibility Committee in determining whether to approve a related person transaction:

•	Company management is responsible for identifying transactions that are or would be related person transactions requiring review under this Policy through annual submission of and any interim update to Director and Officer questionnaires (“D&O Questionnaire”) or conflict of interest certifications, review of existing or proposed transactions with any shareholders owning five percent or greater of the Company’s outstanding common stock as of the date upon which we received notice of such party’s status as a related person, and through other disclosures to and reviews by management. Management is required to provide the Governance, Public Policy and Corporate Responsibility Committee all material information relevant to all related person transactions, with the exception of related person transactions that are excluded from the reporting requirements under Item 404(a), which shall not be subject to review, approval or ratification by the Governance, Public Policy and Corporate Responsibility Committee pursuant to this policy.

•	Charitable contributions, grants or endowments by the Company to a university or other academic institution at which a related

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person’s only interest is as a professor of such university or other academic institution and the aggregate amount involved does not exceed 0.5% of the recipient organization’s total annual revenues shall be deemed pre-approved pursuant to this policy. Notwithstanding the foregoing, a charitable contribution, grant or endowment shall not be deemed pre-approved where the related person has any role in the proposal or review of the contribution, grant or endowment or will specifically benefit from it personally or professionally.

•	The members of the Governance, Public Policy and Corporate Responsibility Committee review the material facts of related person transactions, and the disinterested members of the Committee shall either approve or disapprove of the transactions. The Committee only approves the transaction(s) if it determines that such transaction(s) is fair and reasonable. If advance approval by the Committee is not feasible, then the related person transaction is considered and, if the Committee determines it be appropriate, ratified by the disinterested members of the Committee. If after considering the relevant facts and circumstances in connection with such transaction, the Committee determines that it cannot ratify the related person transaction, then the Committee takes such course of action as it deems appropriate under the circumstances.

•	As necessary, the Committee reviews approved (including pre-approved) or ratified related person transactions throughout the duration of the term of the transaction, but no less than annually, to ensure that such transaction remains fair and reasonable.

•	In determining whether a related person transaction is fair and reasonable, the Committee considers all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those generally available to an unaffiliated third party under the same or similar circumstances; (iv) the extent of the related person’s interest in the transaction; (v) the potential for the transaction to lead to an actual or apparent conflict of interest; and (vi) the impact on a director’s independence in the event the related person is a director or director nominee, an immediate family member of a director or director nominee, or an entity in which a director or director nominee is a partner, shareholder or executive officer.

Certain Related Person Transactions

Each Director, Director nominee and executive officer of Merck annually completes and submits to the Company a D&O Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer or their immediate family members had an interest in any transaction, or proposed transaction, with Merck, or has a relationship with a company which had or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Board’s Governance, Public Policy and Corporate Responsibility Committee, which is comprised of independent directors, for its review.

Upon review by the Governance, Public Policy and Corporate Responsibility Committee of the report of related person transactions, no transactions concerning our Directors, executive officers or immediate family members of these individuals require disclosure under Item 404(a).

Board Meetings and Committees

In 2013, the Board of Directors met seven times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings and annual shareholder meetings. All Directors attended at least 75% of the meetings of the Board and of the committees on which they served.

Non-management Directors of the Company met in eight executive sessions in 2013. Mr. Harrison, Lead Director of the Board, presided over the executive sessions. Twelve Directors attended the 2013 Annual Meeting of Shareholders.

The Board of Directors has four standing committees, each of which is comprised solely of independent Directors: Audit Committee; Governance, Public Policy and Corporate Responsibility Committee; Compensation and Benefits Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. Additional information about the committees is provided below.

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Members of the individual standing committees, as of April 1, 2014, are named below:

Governance, Public
		Compensation	Policy and Corporate
Board Member	Audit	and Benefits	Responsibility	Research
Leslie A. Brun(1)	Chair
Thomas R. Cech
Thomas H. Glocer		Chair
William B. Harrison, Jr.(2)			Chair
C. Robert Kidder
Rochelle B. Lazarus
Carlos E. Represas
Patricia F. Russo
Craig B. Thompson				Chair
Wendell P. Weeks
Peter C. Wendell

Number of meetings in 2013	5	4	4	5

(1)	Audit Committee Financial Expert as defined under SEC rules

(2)	Lead Director of the Board

All of our standing committees are governed by Board-approved charters. The committees evaluate their performance and review their charters annually.

Audit Committee

The primary functions of this Committee are to:

•	oversee our accounting, financial reporting process, internal controls and audits, and consult with management, the internal auditors and the independent registered public accounting firm (the independent auditors) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied;

•	appoint, evaluate and retain our independent auditors;

•	maintain direct responsibility for the compensation, termination and oversight of our independent auditors and evaluate the independent auditors’ qualifications, performance and independence;

•	monitor compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reports on these items to the Board; and

•	oversee the ERM process.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described on page 68 of this proxy statement and the approval of the annual internal audit plan as executed by the Internal Audit organization. Further, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under Shareholder Communications with the Board on page  24 of this proxy statement.

The Audit Committee’s Report is included on page 67 of this proxy statement and the Audit Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors/home.html.

Financial Expert on Audit Committee

The Board has determined that Mr. Leslie A. Brun, who currently is the Chairman and Chief Executive Officer of Sarr Group, LLC (an investment holding company), is the Audit Committee financial expert. The Board made a qualitative assessment of Mr. Brun’s level of knowledge and experience based on a number of factors, including his formal education, extensive finance, management, investment banking, commercial banking and financial advisory experience, as well as his track record of achievement and sound judgment as demonstrated by his service as the Chairman and CEO of Sarr Group, LLC and former Chairman and founder of Hamilton Lane (a leading advisory and management firm). Mr. Brun’s depth of financial expertise is also demonstrated by his experience as a Managing Director and Head of Investor Relations, CCMP Capital Advisors, LLC (a global private equity firm), Managing Director and co-founder of the investment banking group of Fidelity Bank, Vice President in the Corporate Finance Division of E.F. Hutton & Co., Vice President of Lloyds International Corporation and Assistant Vice President and Chief Credit Officer of Chemical Bank in Seoul, South Korea.

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The Governance, Public Policy and Corporate Responsibility Committee

The primary functions of this Committee are to:

•	consider and make recommendations on matters related to the practices, policies and procedures of the Board and take a leadership role in shaping the corporate governance of the Company;

•	assess the size, structure and composition of the Board and Board committees, coordinate evaluation of Board performance, and review Board compensation, related person transactions, D&O indemnity and Fiduciary Liability insurance coverage for the Company’s Officers and non-employee Directors;

•	act as a screening and nominating committee for candidates considered for nomination by the Board for election as Directors as further described on page 27 and oversee the Board’s Incumbent Director Resignation Policy as further described beginning on page 27;

•	advise the Board of Directors and management on company policies and practices that pertain to our responsibilities as a global corporate citizen, our obligations as a pharmaceutical company whose products and services affect health and quality of life around the world, and our commitment to high standards of ethics and integrity; and

•	review social, political and economic trends that affect our business; review the positions and strategies that we pursue to influence public policy; monitor and evaluate our corporate citizenship programs and activities, including the support of charitable, political and educational organizations and political candidates and causes; and review legislative, regulatory, privacy and other matters that could impact our shareholders, customers, employees and communities in which we operate.

The Governance, Public Policy and Corporate Responsibility Committee Charter, the Company’s By-Laws and the Policies of the Board, which are the Company’s corporate governance guidelines, are available on our website www.merck.com/about/leadership.

Compensation and Benefits Committee

The primary functions of this Committee are to:

•	establish and maintain a competitive, fair and equitable compensation and benefits policy designed to retain and motivate executives on behalf of the Company and to attract necessary additions to the staff with the appropriate qualifications;

•	discharge the Board’s responsibilities for compensating our executives;

•	oversee and monitor

–	competence and qualifications of our senior management,

–	senior management succession,

–	soundness of the organizational structure, and

–	other related matters necessary to ensure the effective management of the business; and

•	review the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement.

More specifically, the Compensation and Benefits Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation—that is, changes in base salary, and non-equity and equity incentive plan compensation—of the Chairman and Chief Executive Officer (“CEO”) and other executive officers; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target total direct compensation and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the CD&A beginning on page 38. The independent members of the full Board ultimately make the final decisions regarding the Chairman and CEO’s total direct compensation.

The Compensation and Benefits Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors/home.html.

The Compensation and Benefits Committee Report is included on page 50 of this proxy statement.

Role of Compensation Consultants.

The Compensation and Benefits Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. Since 2008, the Committee has retained Frederic W. Cook & Co., Inc. (“Cook”) as its compensation consultant.

Independence of Compensation Consultant.

The Committee regularly reviews the services provided by Cook and believes that Cook is independent in providing executive compensation consulting services. The Committee conducted a specific review of its relationship with Cook in 2013, and determined that Cook’s work for the Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, and by the SEC and the NYSE. In making this determination, the Committee reviewed information provided by Cook on the following factors:

•	The provision of other services to Merck by Cook;

•	The amount of fees received from Merck by Cook as a percentage of the total revenue of Cook;

•	The policies and procedures of Cook that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the Committee’s advisor with a member of the Committee;

•	Any stock of Merck owned by the Committee’s advisor or the advisor’s immediate family members; and

•	Any business or personal relationship of the Committee’s advisor or any other employee at Cook with an executive officer of Merck.

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In particular, the Committee noted that (i) Cook provided no other services to Merck, other than occasional non-material assistance to the Human Resources staff related to Cook’s compensation committee-related duties; and (ii) Cook’s work is performed directly on behalf of the Committee, working in cooperation with management, to assist the Committee with executing its responsibilities.

In future years, if the Committee’s compensation consultant provides significant services to us that could reasonably be seen to affect the compensation consultant’s independence, we plan to disclose in our proxy materials the nature of those services, and fees paid for such services.

Services performed during 2013.

During 2013, Cook supported the Committee by:

•	Reviewing our competitive market data with respect to the CEO’s and senior executives’ compensation;

•	Providing information on executive compensation trends, as requested; and

•	Assisting in determining Chairman and CEO target total direct compensation and payouts under the Executive Incentive Plan.

Since 2010, the Company’s Human Resources department has retained Pay Governance LLC to provide various services pertaining to executive compensation. Pay Governance LLC had no direct role with the Compensation and Benefits Committee’s deliberations or decisions.

Compensation and Benefits Committee Interlocks and Insider Participation

Mr. Thomas H. Glocer, Mr. William B. Harrison, Jr., Mr. Carlos E. Represas, Ms. Patricia F. Russo, and Mr. Peter C. Wendell served on the Compensation and Benefits Committee during 2013. There were no Compensation and Benefits Committee interlocks or insider (employee) participation during 2013.

Research Committee

The primary functions of the Committee are to:

•	assist the Board in its oversight of matters pertaining to our strategies and operations for the research and development of pharmaceutical products and vaccines;

•	identify areas and activities that are critical to the success of our drug and vaccine discovery, development and licensing efforts, as well as evaluate the effectiveness of our drug and vaccine discovery, development and licensing strategies and operations;

•	keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations.

The Research Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors/home.html.

Shareholder Engagement

Merck regularly communicates with its shareholders to better understand their perspectives. During 2013, we held discussions with our largest shareholders in the spring before the 2013 Annual Meeting of Shareholders and once again in the late fall, and also engaged in other communications and dialogue throughout the year. We expanded our engagement program in the fall from past years because of our belief that it is most productive to discuss governance and compensation issues well in advance of the months leading up to the Annual Meeting, which allows management and the Board to gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Merck’s diverse shareholder base and in the best interests of the Company. In 2013, our agenda included topics such as board composition, executive compensation, written consent, special shareholders meetings, corporate political spending and other governance matters. These discussions provided valuable insights into shareholder views of our current governance practices and executive compensation programs as well as the shareholders’ voting processes and priorities. In general, our shareholders expressed no concerns about our Board, corporate governance or executive compensation practices. The feedback received was summarized and presented to the Corporate Governance, Public Policy and Corporate Responsibility Committee, Compensation and Benefits Committee and full Board. We have also incorporated disclosure suggestions into this proxy statement. We will continue to engage with shareholders on a regular basis to better understand and consider their views on our executive compensation programs and corporate governance practices.

Special Meeting of Shareholders and Action by Written Consent

As discussed above, during our shareholder engagement in 2013, we sought shareholder input in terms of their views regarding special meetings of shareholders and action by written consent. At the time, the Company By-Laws allowed special shareholders meetings to be called at the request of holders of 25% of the shares. During our outreach, we requested input regarding whether the Board should consider lowering the threshold from 25%, and if so, the most appropriate threshold to adopt. Although our shareholders hold diverse views on this question, a number of our largest holders suggested the Company consider a lower threshold. The Governance, Public Policy and Corporate Responsibility Committee of the Board considered this input carefully in its recommendation to the Board on the matter. As a result of the feedback we received, on February 25, 2014, the Board of Directors approved an amendment to the Company’s By-Laws to provide that special meetings of shareholders may be called by shareholders owning at least 15% of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company.

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In our shareholder engagement, we also discussed shareholder views of the right to act by written consent. Through these dialogues, we learned that while some of our largest shareholders generally support the right of shareholders to act by written consent, most believe that shareholder interests are appropriately protected by a well-structured right to call a special meeting. As discussed further in the Board of Directors’ Statements in Opposition to shareholder proposals 4 and 5 on pages 69 and 70, we believe that the limitation on shareholders’ ability to act by written consent, coupled with the ability of shareholders to call a special meeting at a relatively low threshold, protects the overall interests of the Company and its shareholders in a fair and balanced manner.

Shareholder Communications with the Board

Merck will forward all communications from shareholders and interested parties to the full Board, to the Lead Director, to non-management Directors, to an individual Director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the business or operations of the Company; and

•	mass mailings, solicitations and advertisements.

The Corporate Secretary, in consultation with the General Counsel, will determine when a communication is not to be forwarded.

Our acceptance and forwarding of communications to the Directors does not imply that the Directors owe or assume any fiduciary duties to persons submitting the communications.

Shareholders and interested parties who wish to do so may communicate directly with the Board, or specified individual Directors, by writing to the following address:

Board of Directors
Merck & Co., Inc.
P.O. Box 1150
Whitehouse Station, NJ 08889

Further information on communications to the Board can be found on our website at http://www.merck.com/contact.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct—Our Values and Standards, which is also available on our website noted above.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Company is committed to participating constructively and responsibly in the policymaking process, and to providing information and analysis on the issues that affect our business and patient care. As described on our website, our participation in the public policy debate is focused on two key objectives: encouraging innovation and improving patient access to quality healthcare. The Company’s public policy positions are determined by senior management with oversight by the Board’s Governance, Public Policy and Corporate Responsibility Committee. The Company’s political contributions are made in accordance with Company policies and procedures also overseen by senior management. The Board’s Governance, Public Policy and Corporate Responsibility Committee monitors all such contributions.

The Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures (http://www.merck.com/about/views-and-positions/home.html and http://www.merckresponsibility.com/focus-areas/ethics-transparency/public-policy-advocacy). The Company has been ranked No. 1 for three consecutive years on the CPA-Zicklin Index of Corporate Political Accountability and Disclosure.

In addition, the Company strictly complies with the disclosure obligations imposed by the numerous federal, state and local laws that regulate the Company’s political contributions and expenditures at all levels.

Commitment to Corporate Responsibility

The Company has robust corporate governance and oversight processes related to our corporate responsibility approach and our philanthropic giving. The Board’s Governance, Public Policy and Corporate Responsibility Committee regularly reviews the Company’s progress towards achieving our corporate responsibility objectives as well as the Company’s charitable giving priorities and programs. The Company publicly discloses and regularly updates information regarding its charitable contributions at http://www.merckresponsibility.com/giving-at-merck/home.html.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Guidelines

The Company imposes stock ownership guidelines for Directors and executive officers. Guidelines for Directors are discussed in the Director Compensation section, beginning on page 35 and guidelines for executive officers are discussed in the Compensation Discussion and Analysis section, beginning on page 38.

Stock Ownership of Directors and Officers

The table below reflects the number of shares of Merck common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation Table; and (c) all Directors and executive officers as a group. Unless otherwise noted, the information is stated as of February 28, 2014, and the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
Name of Beneficial Owner	Shares Owned	(a)	Right to Acquire Beneficial Ownership Under Options/Stock Units Exercisable/Distributable Within 60 Days(b)	Percent of Class	Phantom Stock Units(c)
Kenneth C. Frazier	311,110		1,710,331	*	—
Leslie A. Brun	100		10,000	*	20,841
Thomas R. Cech	100		5,000	*	16,392
Thomas H. Glocer	5,100		15,000	*	33,485
William B. Harrison, Jr.	1,400		35,000	*	62,150
C. Robert Kidder	10,339	(d)	5,000	*	14,973
Rochelle B. Lazarus	6,352	(d)	30,000	*	48,347
Carlos E. Represas	6,500	(d)	5,000	*	20,375
Patricia F. Russo	13,148		5,000	*	14,973
Craig B. Thompson	3,352		5,000	*	14,973
Wendell P. Weeks	200	(d)	30,000	*	52,005
Peter C. Wendell	1,000		30,000	*	53,323
Peter N. Kellogg	149,553		778,289	*	—
Bruce N. Kuhlik	121,844		251,288	*	—
Roger M. Perlmutter	25,000		—	*	—
Adam H. Schechter	92,794	(d)	456,289	*	2,716
All Directors and Executive Officers as a Group	1,057,734		4,775,697	*	—
*	Less than 1% of the Company’s outstanding shares of common stock.
(a)	Includes equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, as applicable, as of January 8, 2014, for the accounts of individuals as follows: Mr. Frazier—3,445 shares and all Directors and executive officers as a group—16,053 shares.
(b)	This column reflects the number of shares that could be acquired within 60 days of February 28, 2014, through the exercise of outstanding stock options.
(c)	Represents phantom shares denominated in Merck common stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck Deferral Program.
(d)	Includes shares of common stock in which the beneficial owners share voting and/or investment power as follows: 1,022 shares held in a trust for the benefit of Mr. Kidder’s children; 1,757 shares held by Ms. Lazarus’ spouse; 6,000 shares held in a trust for the benefit of Mr. Represas’ family; 70,508 shares held in a trust for the benefit of Mr. Schechter’s family; and 100 shares held in a custodial account for Mr. Weeks’ minor child.

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Stock Ownership of Certain Beneficial Owners

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Merck common stock as of December 31, 2013:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	203,546,310	(a)	7.00%
Capital World Investors
333 South Hope Street
Los Angeles, CA 90071	168,955,704	(b)	5.80%
Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210	154,016,283	(c)	5.27%
(a)	As reported on Amendment No. 4 to Schedule 13G/A (the “BlackRock filing”) filed with the SEC on February 10, 2014. According to the BlackRock filing, of the 203,546,310 shares of Merck common stock beneficially owned by BlackRock, Inc. (“BlackRock”), as of December 31, 2013, BlackRock has the sole power to vote or direct the vote with respect to 168,486,666 shares, sole power to dispose or to direct the disposition of 203,486,707 shares, and shared voting and shared dispositive power with respect to 59,603 shares.
(b)	As reported on Amendment No. 4 to Schedule 13G/A (the “Capital World filing”) filed with the SEC on February 13, 2014. According to the Capital World filing, as of December 31, 2013, Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“CRMC”), may be deemed to have the beneficial ownership of 168,955,704 shares of Merck common stock as a result of CRMC acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World disclaims beneficial ownership of the shares pursuant to Rule 13d-4. Capital World has sole voting authority and sole dispositive power over the shares.
(c)	As reported on Schedule 13G (the “Wellington filing”) filed with the SEC on February 14, 2014. According to the Wellington filing, as of December 31, 2013, Wellington Management Company, LLP (“Wellington”), in its capacity as investment adviser, may be deemed to have the beneficial ownership of 154,016,283 shares of Merck common stock which are held of record by clients of Wellington. Wellington has the shared power to vote or direct the vote with respect to 46,334,152 shares and the shared power to dispose or to direct the disposition of 154,016,283 shares. Wellington does not have sole voting or dispositive power with respect to any other shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. We are not aware of any beneficial owner of more than 10% of Merck common stock.

Based solely upon a review of the copies of the forms furnished to us during fiscal year 2013, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and Directors were complied with during the 2013 fiscal year.

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PROPOSAL 1.	ELECTION OF DIRECTORS

Director Nomination Process

The Governance, Public Policy and Corporate Responsibility Committee acts as a screening and nominating committee for candidates considered for nomination by the Board for election as Directors. In this capacity, it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Governance, Public Policy and Corporate Responsibility Committee evaluates prospective nominees identified on its own initiative as well as candidates referred or recommended to it by Board members, management, shareholders or search consultants utilizing qualifications which are set forth in the Policies of the Board, available on our web site at http://www.merck.com/about/leadership/home.html.

To be considered for membership on the Board, a proposed or recommended candidate must meet the following criteria:

(a)	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

(b)	have demonstrated ability and sound judgment that usually will be based on broad experience;

(c)	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings;

(d)	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

(e)	be committed to building sound, long-term Company growth.

In addition, while the Governance, Public Policy and Corporate Responsibility Committee does not have a formal diversity policy, diversity is a factor considered when identifying prospective nominees. Nominees are selected so that the Board of Directors represents a diversity of expertise in areas needed to foster the Company’s business success, including science, finance, operations, manufacturing, commercial activities, marketing, international business, and governance. In addition, nominees are selected so that the Board of Directors represents a diversity of personal characteristics, including gender, race, ethnic origin and national background. In past years, when identifying potential candidates, the Committee retained independent search firms to assist in identifying candidates that reflected these diversity objectives and it is expected that the current Governance, Public Policy and Corporate Responsibility Committee will continue this practice as necessary. Evaluation of proposed or recommended candidates occurs on the basis of materials submitted by or on behalf of the proposed or recommended candidate. If a proposed or recommended candidate continues to be of interest to the Governance, Public Policy and Corporate Responsibility Committee, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews.

Nominees for Director

The Board has recommended twelve nominees for election as Directors at this Annual Meeting, Mr. Leslie A. Brun, Dr. Thomas R. Cech, Mr. Kenneth C. Frazier, Mr. Thomas H. Glocer, Mr. William B. Harrison, Jr., Mr. C. Robert Kidder, Ms. Rochelle B. Lazarus, Mr. Carlos E. Represas, Ms. Patricia F. Russo, Dr. Craig B. Thompson, Mr. Wendell P. Weeks and Mr. Peter C. Wendell. All nominees, other than Mr. Frazier, a Company employee, satisfy the NYSE independence requirements.

Each of the nominees currently serves on the Board and was elected by the shareholders at the 2013 Annual Meeting. If elected, each nominee will hold a term expiring at the 2015 Annual Meeting of shareholders or until his or her successor has been duly elected and qualified. The Governance, Public Policy and Corporate Responsibility Committee believes that each nominee possesses the qualifications and personal characteristics that would contribute to a diverse and well-functioning Board. All of the nominees hold, or have held, senior leadership positions in large, complex organizations, educational institutions and/or charitable and not-for-profit organizations. In these positions, they have demonstrated their leadership, intellectual and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities as Director. Their roles in these organizations also permit them to offer quality advice and counsel to the Company’s management.

A Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be elected or re-elected, as applicable, as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor

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of their re-election, will be “held over” and continue as directors of the Company until they resign or their successors are elected at the next election of directors. Under the Incumbent Director Resignation Policy (the “Resignation Policy”) of the Policies of the Board, an incumbent director who is not re-elected will be required to submit his or her resignation and the Governance, Public Policy and Corporate Responsibility Committee will be responsible for evaluating whether to accept the resignation and making a recommendation to the full Board. Under the Resignation Policy, the Board will be required to act on the recommendation of the Governance, Public Policy and Corporate Responsibility Committee no later than 90 days following certification of the shareholder vote.

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

Below are summaries that contain additional information regarding the nominees’ professional experience, qualifications and skills.

LESLIE A. BRUN Independent Director Age: 61	Director since:		2008
	Committees:	•	Audit (Chair)
		•	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: Automatic Data Processing, Inc. (2003), Non-executive Chairman (2007); Broadridge Financial Solutions, Inc. (2007), Non-executive Chairman (2011)

Career Highlights:

Sarr Group, LLC, an investment holding company

– Chairman and Chief Executive Officer (2006-present)

CCMP Capital Advisors, LLC, global private equity firm

– Managing Director and Head of Investor Relations (2011-2013)

Hamilton Lane, private equity firm

– Chairman and Chief Executive Officer (1991-2005)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Brun, the Board considered his extensive finance, management, investment banking, commercial banking and financial advisory experience, as well as his demonstrated success throughout his tenure as the Chairman and CEO of Sarr Group, LLC and Chairman and founder of Hamilton Lane. Mr. Brun’s depth of financial expertise is also demonstrated by his experience as a Managing Director and co-founder of the investment banking group of Fidelity Bank and as Vice President in the Corporate Finance Division of E.F. Hutton & Co. In addition, his directorships at other public companies, including past service on the audit committee of Automatic Data Processing, Inc., provide him with extensive experience on corporate governance issues.

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THOMAS R. CECH, PH.D. Independent Director Age: 66	Director since:		2009
	Committees:	•	Audit
		•	Research
	Other Current Public Directorships: None

Career Highlights:

Howard Hughes Medical Institute, non-profit medical research organization

– President (2000-2009)

– Investigator (1988-present)

University of Colorado

– Director, BioFrontiers Institute (2009-present)

– Distinguished Professor, Chemistry and Biochemistry (1990-present)

Awards:

– National Medal of Science (1995)

– Nobel Prize in Chemistry (1989)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Cech, the Board considered his extensive scientific expertise relevant to the pharmaceutical industry, including being a Nobel Prize winning chemist and a Professor at the University of Colorado. In addition, his role as the former President of the Howard Hughes Medical Institute provides Dr. Cech with extensive managerial experience with direct relevance to scientific research.

KENNETH C. FRAZIER Management Age: 59	Director since: 2011
Other Current Public Directorships: Exxon Mobil Corporation (2009)

Career Highlights:

Merck & Co., Inc.

– Chairman and Chief Executive Officer (2011-present)

– President (2010-present)

– Executive Vice President and President, Global Human Health (2007-2010)

– Executive Vice President and General Counsel (2006-2007)

– Senior Vice President and General Counsel (1999-2006)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Frazier, the Board considered Mr. Frazier’s broad managerial and operational expertise and deep institutional knowledge, as well as his track record of achievement, integrity and sound judgment demonstrated throughout his career with Merck & Co., Inc. and prior to joining Merck.

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THOMAS H. GLOCER Independent Director Age: 54	Director since:		2007
	Committees:	•	Compensation and Benefits (Chair)
		•	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: Morgan Stanley (2013) Former Directorships Held During the Past 5 Years: Thomson Reuters Corporation (2008-2011)

Career Highlights:

Thomson Reuters Corporation, multinational media and information firm

– Chief Executive Officer (2008-2011)

– Chief Executive Officer, Reuters Group PLC (2001-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Glocer, the Board considered his extensive management, operational, technology and international business expertise, and his history of accomplishment and comprehensive executive ability as CEO and a director at Thomson Reuters Corporation. In addition, his directorships at other public companies provide him with valuable experience on governance issues facing public companies.

WILLIAM B. HARRISON, JR. Independent Lead Director Age: 70	Director since:		1999
	Committees:	•	Governance, Public Policy and Corporate Responsibility (Chair)
		•	Compensation and Benefits
	Other Current Public Directorships: None Former Directorships Held During the Past 5 Years: Cousins Properties Incorporated (2006-2012)

Career Highlights:

JPMorgan Chase & Co., multinational banking and financial services holding company

– Chairman and Chief Executive Officer (2001-2007)

– President and Chief Executive Officer (1999-2001)

– Chief Executive Officer, Chase Manhattan Corporation (1991-1999)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Harrison, the Board considered his extensive management, operational, financial and investment banking experience as well as his leadership and record of achievement and sound judgment during his tenure as Chairman and CEO of JPMorgan Chase & Co. He also has significant Board experience as a former director of Cousins Properties Incorporated and a current director of charitable and civic organizations.

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C. ROBERT KIDDER Independent Director Age: 69	Director since:		2005
	Committees:	•	Audit
		•	Research
	Other Current Public Directorships: Morgan Stanley (1993) Former Directorships Held During the Past 5 Years: Chrysler Group LLC (2009-2011)

Career Highlights:

Chrysler Group LLC, automobile manufacturer

– Non-Executive Chairman (2009-2011)

3Stone Advisors LLC, private investment firm

– Chairman and Chief Executive Officer (2006-2011)

Stonehenge Partners, Inc., private investment firm

– Principal (2004-2006)

Borden Chemical, Inc., forest products and industrial chemical company

– Chairman of the Board (1995-2004)

– Chief Executive Officer (1995-2002)

Duracell International Inc., batteries and smart power systems manufacturer

– President (1988-1991) and Chief Executive Officer (1988-1994)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Kidder, the Board considered his extensive management, operational and financial expertise as well as his experience and demonstrated success holding corporate leadership roles in multiple industries. In addition, his experience as a member of another public company board provides him with an enhanced perspective on issues applicable to public companies.

ROCHELLE B. LAZARUS Independent Director Age: 66	Director since: 2004
Committees: Governance, Public Policy and Corporate Responsibility
Other Current Public Directorships: The Blackstone Group L.P. (2013), General Electric (2000)

Career Highlights:

Ogilvy & Mather, global advertising and marketing communication company

– Chairman Emeritus (2012-present)

– Chairman, Ogilvy & Mather Worldwide (2008-2012)

– Chairman and Chief Executive Officer (1996-2008)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Lazarus, the Board considered her extensive management, marketing and communications expertise as well as her track record of achievement and sound judgment as demonstrated by her history as Chairman and CEO of Ogilvy & Mather Worldwide. Her role as Trustee of New York Presbyterian Hospital has enabled her to obtain experience in overseeing the management of medical providers, a key stakeholder group of the Company. In addition, her role as the Chair of the Nominating and Corporate Governance Committee of General Electric provides her with deep experience on governance issues facing public companies. She also has extensive experience as a director of charitable and civic organizations.

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CARLOS E. REPRESAS Independent Director Age: 68	Director since:		2009
	Committees:	•	Compensation and Benefits
		•	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: Bombardier Inc. (2004), Swiss Re Group (2010)

Career Highlights:

Bombardier Inc., aerospace and transportation company

– Non-Executive Chairman, Bombardier Latin America (2011-present)

– Chairman, Advisory Board, Bombardier Mexico (2007-present)

Swiss Re Group, a reinsurance and financial services group

– Director (2010-present)

Swiss Re America Holding Corporation, a reinsurance and financial services group

– Director (2010-present)

Nestlé, S.A, multinational food and beverage company

– Chairman, Nestlé Group Mexico (1983-2011)

– Executive Vice President and Head of the Americas (1994-2004)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Represas, the Board considered his extensive management, operational and international business experience as well as his past performance and sound leadership demonstrated throughout his tenures as the Chairman, CEO and President of Nestlé Group Mexico and Executive Vice President—Head of the Americas, Nestlé S.A. Mr. Represas worked for Nestlé for 36 years in the United States, Brazil, Spain, Ecuador, Venezuela, Mexico and Switzerland. In addition, his role as the Chair of the Corporate Governance and Nominating Committee of Bombardier Inc. provides him with important experience on governance issues facing public companies.

PATRICIA F. RUSSO Independent Director Age: 61	Director since:		1995
	Committees:	•	Compensation and Benefits
		•	Governance, Public Policy and Corporate Responsibility
	Other Current Public Directorships: Alcoa Inc. (2008), General Motors Company (2009), Hewlett-Packard Company (2011), KKR Management LLC (the managing partner of KKR & Co., L.P.) (2011)

Career Highlights:

Alcatel-Lucent, global telecommunications equipment company

– Chief Executive Officer and Director (2006-2008)

– Chairman, Lucent Technologies Inc. (2003-2006)

– President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Ms. Russo, the Board considered her extensive management, operational, international business and financial expertise as well as her career achievements and demonstrated ability during her history as the former CEO and a director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her role as the Chair of the Directors and Corporate Governance Committee of General Motors, provide her with deep experience on governance issues facing public companies.

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CRAIG B.THOMPSON, M.D. Independent Director Age: 61	Director since: 2008
Committees: Research (Chair)
Other Current Public Directorships: Charles River Laboratories International, Inc. (2013)

Career Highlights:

Memorial Sloan-Kettering Cancer Center, cancer treatment and research institution

– President and Chief Executive Officer (2010-present)

The University of Pennsylvania

– Director, Abramson Cancer Center (2006-2010)

– Associate Vice President, Cancer Services, University of Pennsylvania Health System (2006-2010)

– Professor of Medicine, University of Pennsylvania Medical School (1999-2011)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Dr. Thompson, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry and the Company’s research focus, including his positions as President and CEO of Memorial Sloan-Kettering Cancer Center and past experience as a Professor of Medicine at the University of Pennsylvania School of Medicine, Director of the Abramson Cancer Center and Associate Vice President for Cancer Services of the University of Pennsylvania Health System.

WENDELL P. WEEKS Independent Director Age: 54	Director since:		2004
	Committees:	•	Audit
		•	Research
	Other Current Public Directorships: Corning Incorporated (2000)

Career Highlights:

Corning Incorporated, specialty glass company for the consumer electronics, telecommunications, emissions-control, and life sciences industries

– President (2010-present)

– Chairman and Chief Executive Officer (2007-present)

– President and Chief Executive Officer (2005-2007)

– President and Chief Operating Officer (2002-2005)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Weeks, the Board considered his extensive management, commercial, operational, and financial expertise, as well as his track record of success evidenced by his history at Corning Incorporated. Mr. Weeks’ diverse industry experience is demonstrated by the strategic leadership positions he held in Corning’s television, display glass, and telecommunications divisions prior to joining the company’s senior management team. In addition, he brings unique insight into managing innovation, based on his experience with new product development.

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PETER C. WENDELL Independent Director Age: 63	Director since:		2003
	Committees:	•	Compensation and Benefits
		•	Research
	Other Current Public Directorships: None

Career Highlights:

Sierra Ventures, technology-oriented venture capital firm

– Managing Director (1982-present)

Stanford University

– Faculty, Stanford University Graduate School of Business (1991-present)

Experience and Qualifications of Particular Relevance to Merck:

In deciding to nominate Mr. Wendell, the Board considered his extensive management, financial and venture capital expertise as demonstrated by his positions as a Managing Director of Sierra Ventures, his status as a Lecturer in strategic management at the Stanford University Graduate School of Business for over 20 years, and his former Chairmanship of the $18 billion Princeton University endowment.

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DIRECTOR COMPENSATION

As described more fully below, this chart summarizes the annual compensation for our non-employee directors during 2013.

Director Compensation for Fiscal Year Ended December 31, 2013
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Leslie A. Brun	$125,000	—	$165,000	$290,000
Thomas R. Cech	110,000	—	170,774	280,774
Thomas H. Glocer	115,000	—	175,000	290,000
William B. Harrison, Jr.	145,000	—	180,000	325,000
C. Robert Kidder	110,000	—	150,000	260,000
Rochelle B. Lazarus	100,000	—	180,000	280,000
Carlos E. Represas	104,167	—	150,000	254,167
Patricia F. Russo	104,167	—	175,000	279,167
Craig B. Thompson	115,000	—	150,000	265,000
Wendell P. Weeks	105,833	—	180,000	285,833
Peter C. Wendell	100,000	—	180,000	280,000

(1)	Beginning in 2011, no further grants will be made under the 2010 Non-Employee Directors Stock Option Plan, subject to the Board’s right to further amend the Plan. Stock options previously issued to directors under the 2010 Non-Employee Directors Stock Option Plan and any predecessor plans become exercisable in substantially equal installments on the first, second and third anniversaries of the grant date. All options expire on the day before the tenth anniversary of their grant. The exercise price of the options is the closing price of our common stock on the grant date as quoted on the New York Stock Exchange.

On December 31, 2013, the aggregate number of option awards outstanding for Directors who served during 2013 was:

Director Name	Outstanding Option Awards at 12/31/13
L.A. Brun	10,000
T.R. Cech	5,000
T.H. Glocer	15,000
W.B. Harrison, Jr.	35,000
C.R. Kidder	5,000
R.B. Lazarus	30,000
C.E. Represas	5,000
P.F. Russo	5,000
C.B. Thompson	5,000
W.P. Weeks	35,000
P.C. Wendell	35,000

(2)	Represents Company credits to the Plan for Deferred Payment of Directors’ Compensation.

Also includes charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors as follows:

Director Name	Matched Charitable Contribution
L.A. Brun	$15,000
T.R. Cech	$20,774
T.H. Glocer	$25,000
W.B. Harrison, Jr.	$30,000
R.B. Lazarus	$30,000
P.F. Russo	$25,000
W.P. Weeks	$30,000
P.C. Wendell	$30,000

For Mr. Brun, Dr. Cech, Mr. Harrison, Ms. Lazarus and Mr. Weeks, matching contributions include 2012 contributions that were paid in calendar year 2013.

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Directors who are not Merck employees are compensated for their service as a director as shown in the chart below:

Schedule of Director Fees
Compensation Element*	Director Compensation Program
Annual Retainer	$100,000, which may be deferred, at the Director’s option
Annual Mandatory Deferral	$150,000 in credit to Director’s Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$25,000 for the Audit Committee
$15,000 for the Governance, Public Policy and Corporate Responsibility Committee
$15,000 for the Compensation and Benefits Committee
$15,000 for the Research Committee
Audit Committee Member Retainer	$10,000
Lead Director Retainer	$30,000
Stock Ownership Guideline	Ownership of common stock or shares held in the Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation equal to five times the annual cash retainer to be achieved by each director within five years of joining the Board or as soon thereafter as practicable**

*	All annual retainers are paid in quarterly installments.

**	Each of our non-employee Directors met this guideline as of December 31, 2013.

Directors’ Deferral Plan. Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”) each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in any of the investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash in installments or as a lump sum beginning with the year after termination of service as a Director.

In addition to the annual retainer, on the first Friday following the Annual Meeting of Shareholders, each Director receives a deferred stock unit—that is, a credit to his/her Merck common stock account under the Directors’ Deferral Plan—of $150,000. Directors who join the Board after that date are credited with a pro-rata portion.

Other. We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for a director participant in the Program is $30,000 in any calendar year.

Director Stock Ownership Guidelines. On joining the Board, each Director must own at least one share of stock, with a target Merck common stock ownership level equal to five times the annual cash retainer to be achieved by each Director within five years of joining the Board or as soon thereafter as practicable. Shares held in the Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation will be included in the target goal. Upon the request of a Director, the Governance, Public Policy and Corporate Responsibility Committee will consider if modification of the target ownership level is appropriate in view of a Director’s personal circumstances.

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PROPOSAL 2.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Rule 14A of the Securities and Exchange Act of 1934, we are providing our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables beginning on the following page.

As described in the Compensation Discussion and Analysis, our executive compensation programs are designed to reward executives based on the achievement of company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our Named Executive Officers is also designed to enable us to attract, engage, and retain talented, high-performing and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our Named Executive Officers is allocated to annual cash and long-term equity incentives which are directly linked to Company and/or stock price performance. For 2013, 89% and 81%, respectively, of the CEO’s and other Named Executive Officers’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

The Named Executive Officers received below target payouts under our 2013 annual incentive plan and our long-term incentive plan for the three-year performance period ended December 31, 2013. While the Company’s operating performance fell below target in 2013, the operation of our variable incentives demonstrates strong linkage between pay and performance and fosters alignment between executive compensation and the degree to which we achieve our operating objectives and successfully create value for shareholders over time.

In addition, management and the Compensation and Benefits Committee of the Board of Directors continually review the compensation programs for the Named Executive Officers to ensure they achieve the desired goals of reinforcing senior management’s alignment with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 39 to further align pay with operational performance and increases in long-term shareholder value while minimizing excessive risk taking.

We are asking shareholders to indicate their support for the Named Executive Officer compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2014 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 38 to 66 of this proxy statement, is hereby APPROVED.”

The shareholder vote on this resolution will not be binding on management or the Board of Directors and will not be construed as overruling any decision by management or the Board. However, the Board of Directors and the Compensation and Benefits Committee of the Board value the opinions of our shareholders as expressed through their votes and other communications. For example, in 2013, shareholders continued their strong support of our executive compensation programs with an overwhelming majority (88%) of the votes cast for approval of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. Accordingly, the next “say-on-pay” vote will occur in 2015.

The Board of Directors recommends that Shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2013 proved to be a challenging year for Merck as the impact of patent expiries, late-stage pipeline setbacks, foreign exchange and other macroeconomic factors negatively impacted our top-and bottom-line results.

In response to these challenges, we launched a multi-year global initiative to redesign our operating model and reduce our cost base, sharpen our commercial focus and reprioritize R&D. We believe that these actions will improve our performance in the short term while allowing us to invest for the long term, thereby making us a more competitive company, and one that is better positioned to drive innovation and create value for patients, customers and shareholders.

To date, we have made solid progress in each of these key areas and are excited about the potential of our near- and long-term pipeline, which includes the accelerated development program for MK-3475, our investigational anti-PD-1 immunotherapy for patients with advanced melanoma, as well as other investigational therapies to treat chronic hepatitis C virus, HPV and Alzheimer’s disease.

•	Redesigned operating model and reduced cost base
•	Sharpened commercial focus
•	Reprioritized R&D

Select Business Highlights for 2013

 TOP LINE / BOTTOM LINE RESULTS:

•	Revenue decreased by 7% compared to 2012, driven mainly by the negative impact of patent expiries and foreign exchange (minus 2% impact)
•	Despite revenue challenges, we delivered non-GAAP EPS of $3.49 (GAAP EPS of $1.47), which was near the mid-point of our revised target range but below the $3.61 target established at the beginning of the year under our Company Scorecard

 SHAREHOLDER VALUE CREATION:

•	Returned $11.7 billion to shareholders through dividend and share repurchases
•	Increased the dividend paid by 2.4% during 2013
•	Drove a 27% increase in total shareholder return

 COMMERCIAL PERFORMANCE:

•	Continued strong growth of key brands including GARDASIL, REMICADE, SIMPONI, ISENTRESS and ZOSTAVAX
•	Emerging markets sales increased 3% compared to 2012
•	Animal Health revenue declined 1% (including a 2% negative impact from foreign exchange) compared to 2012
•	Consumer Care revenue declined 3% (including a 1% negative impact from foreign exchange) compared to 2012

 CLINICAL & REGULATORY:

•	Experienced delays in completing the U.S. Food and Drug Administration (“FDA”) filings for certain pipeline candidates (e.g., MK-0822 for osteoporosis and MK-4305 for insomnia) and cancelled certain projects as part of our pipeline reprioritization efforts
•	Initiated an accelerated development program for MK-3475, our investigational anti-PD-1 immunotherapy for patients with advanced melanoma
•	Received Breakthrough Therapy designation from the U.S. FDA for MK-5172/MK-8742, our investigational oral combination regimen for the treatment of chronic hepatitis C virus
•	Initiated Phase III trials for MK-8931, our investigational BACE inhibitor for Alzheimer’s disease

 MANAGING COSTS AND OPERATING EFFICIENCIES:

•	Reduced non-GAAP operating expenses (Marketing and Administrative expenses and R&D expenses) by approximately $1.5 billion while continuing to invest for future growth

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Pay for Performance Alignment

Annual Incentive – Our performance during 2013 resulted in below target achievement (72 points vs. a target of 100 points) of the operational and strategic objectives of our 2013 Company Scorecard. These results determine annual incentive payouts to the majority of our employees, including the Named Executive Officers (as defined page 40). As a result, annual incentive payouts for the Named Executive Officers were, on average, 40% lower than prior year. The 2013 Company Scorecard is described in more detail beginning on page 42.

Long-Term Incentive – Our 2011-2013 Performance Share Unit (“PSU”) plan gives senior executives the opportunity to earn share awards based on EPS performance measured over each of the preceding three years as modified by a three-year total shareholder return (“TSR”) ranking versus our peer group. While EPS fell below target for 2013, growth for the three-year performance period ended December 31, 2013, was above target as a result of strong performance in the two prior years. This generated a preliminary payout of 107% of target for our 2011-2013 PSU award cycle. However, notwithstanding that our three-year annualized TSR was 15.6%, we ranked 10 of 12 among our industry peers which reduced the payout by 20% based on the schedule that was established by the Compensation and Benefits Committee of the Board of Directors (the “Committee”) at the time of grant. As a result, the final payout of the 2011-2013 PSU award cycle was 86% of target. Additional details about our PSU program and the 2011-2013 PSU award cycle are provided on page 45.

While the Company’s operating performance fell below target in 2013, the operation of our variable incentives demonstrates strong linkage between pay and performance and fosters alignment between executive compensation and the degree to which we achieve our operating objectives and successfully create value for shareholders over time.

Strong pay-for-performance alignment of incentive plans

Compensation and Corporate Governance Policies and Practices—Linking Pay with Performance and Mitigating Risk
Our executive compensation programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices:
•	No excise tax gross ups—we do not provide for “golden parachute” excise tax gross-ups upon a change in control of the Company.
•	Double trigger vesting—our long-term incentive grants contain a “double trigger” acceleration feature in the event of a change in control.
•	No time-vested restricted stock units—the annual, long-term incentive mix for our Named Executive Officers consists solely of PSUs and stock options (weighted 60% / 40%).
•	Total shareholder return metric—our PSU program uses a total shareholder return metric to further align the overall payout with our long-term stock price performance.
•	No re-pricing of underwater options—under the terms of our Incentive Stock Plan (“ISP”), the re-pricing of underwater options is strictly prohibited absent prior shareholder approval.
•	Regular monitoring of share utilization—we manage shareholder dilution, share usage and overhang rates by limiting participation in our long-term incentive program and by eliminating stock option grants below the executive level.
•	Modest perquisites—we offer only modest perquisites that are supported by a business interest.
•	Independent compensation consultant—the Committee retains an independent compensation consulting firm which provides no other services to the Company.
Risk Mitigation Policies and Practices:
•	Robust stock ownership guidelines—senior executives are subject to stock ownership requirements that encourage a long-term perspective and ensure that their interests are closely aligned with those of shareholders.
•	Recoupment policy—incentive compensation may be subject to recoupment in the event of (1) a significant restatement of financial results caused by executive fraud or willful misconduct; or (2) a material violation of company policy that causes significant harm to the Company (including a failure to manage or monitor conduct or risks appropriately).
•	No hedging or pledging of stock—executive officers are prohibited from entering into hedging or pledging transactions or short sales of our common stock.
•	Balanced compensation approach—our executive compensation program has a reasonable balance between annual and long-term performance, with a significant portion of compensation being delivered in the form of long-term incentives to recognize our long drug discovery and development cycle.
•	Multiple performance goals—annual cash incentives under the Executive Incentive Plan are funded based on a mix of financial and strategic measures.
•	Caps on incentive awards—the annual cash incentive awards under the Executive Incentive Plan and payouts under our PSU program are capped.

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Results of 2013 Shareholder Advisory Vote on Executive Compensation and Recent Key Actions taken by the Compensation and Benefits Committee of the Board of Directors

Each year, the Committee considers the outcome of shareholder advisory votes on executive compensation when making future decisions relating to the compensation of the Named Executive Officers and our executive compensation program and policies.

In 2013, shareholders continued their strong support of our executive compensation programs with over 88% of the votes cast for approval of the “say on pay” proposal at the 2013 Annual Meeting of Shareholders. The Committee believes that the voting results conveyed our shareholders’ strong support of the philosophy, strategy and objectives of our executive compensation programs.

Furthermore, we continue to engage in direct dialogue with our shareholders regarding our executive compensation programs and policies to ensure that investors understand the manner in which our policies support our long-term strategic objectives. Through our proactive shareholder engagement process, we held discussions with a majority of our largest institutional investors during both the spring and fall of 2013 on various corporate governance and executive compensation-related issues.

Key 2014 Compensation Actions

Based on our dialogue with investors and to better align our incentive plans with our evolving long-term business strategy, the Committee approved changes to both the annual incentive plan and our PSU program.

•	2014 Changes to Company Scorecard. Following a thorough review of the current Company Scorecard design, the number of Scorecard measures used to fund the annual incentive pool will be reduced from eight to three: revenue and earnings will be weighted 40% each and progress against important milestones related to our pipeline will be weighted 20%. Given the near-term business challenges and transformational efforts underway at the Company, we believe that a more streamlined approach to the Scorecard will create a sharper focus on our most critical business drivers and further align pay for performance. We will continue to use additional key performance indicators to hold leaders accountable for achieving business results and driving our longer term strategic priorities.

•	2014 Changes to PSU Program. Beginning with the three-year performance period commencing January 1, 2014, performance under the new PSU program will be measured over a single three-year period as opposed to three separate 12-month periods under the prior plan. In addition, a new relative TSR measure will consider the level of outperformance or underperformance relative to the peer group median alongside a three-year adjusted operating cash flow target with each metric comprising 50% of the payout calculation. These metrics were selected to create a strong linkage between payouts to executives and changes in TSR over time and to ensure focus on a key driver of operational excellence over the longer-term. The Committee believes that the new plan will complement the metrics chosen in the revised annual incentive plan to create “line of sight” between the most critical operating objectives, changes in shareholder value, and compensation payouts over both the short and longer terms.

•	2014 Named Executive Officer Annual Target Compensation Opportunity. Additionally, the Committee, and in the case of Mr. Frazier, the full Board of Directors, determined that no increases would be made to any of the Named Executive Officers’ 2014 annual target direct compensation opportunity (base salary + target cash incentive + target long-term incentive).

Detailed Discussion and Analysis

This Compensation Discussion and Analysis or “CD&A” describes the material elements of compensation for the executive officers identified in the Summary Compensation Table (the “Named Executive Officers”).

Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Peter N. Kellogg	Executive Vice President and Chief Financial Officer
Bruce N. Kuhlik	Executive Vice President and General Counsel
Roger M. Perlmutter, M.D., Ph.D	Executive Vice President and President, Merck Research Laboratories
Adam H. Schechter	Executive Vice President and President, Global Human Health

The Committee makes all decisions on the total direct compensation (base salary, annual cash incentives, and long-term incentive awards) of our executive officers other than for the CEO. The Committee’s recommendations for the total direct compensation of the CEO are subject to approval by the Board of Directors. Additional details regarding the roles and responsibilities of the Committee are provided on page 22.

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In April 2013, Dr. Roger Perlmutter was appointed Executive Vice President and President, Merck Research Laboratories. In connection with his offer letter, Dr. Perlmutter will be provided the following compensation and benefits, aligned with the external market for executives in comparable roles and requisite experience. Dr. Perlmutter also received a cash and stock sign-on incentive to attract him to join Merck for this critical leadership position, as described in the table below:

Annual Base Salary	$1,000,000
Annual Target Incentive	105% of annual base salary
Annual Long-Term Incentive Grant	$3,500,000 granted in May 2013 comprised of 60% performance share units and 40% stock options, consistent with the other Named Executive Officers’ award mix
Sign-on Bonus	$1,000,000

•  $500,000 is payable following his start date

• $500,000 is payable following his one-year anniversary subject to being a Company employee at the time of payment, resignation for good reason or termination by the Company without good reason

• The right to retain both payments is conditioned upon Dr. Perlmutter’s continued employment for twenty-four months after his start date

Sign-on Restricted Stock Units	$2,000,000 granted in May 2013 subject to the normal terms and conditions that govern Merck’s restricted stock units
Other Benefits	Participation in other benefit plans in accordance with the Company’s practices for other executives of a similar level, including participation in the Company’s Change in Control Plan

The Elements of 2013 Compensation

This section describes the elements of our Named Executive Officers’ 2013 compensation, which consisted of the following:

Direct Compensation	Indirect Compensation

• Base Salary	• Employee and Other Benefits
• Annual Cash Incentive
• Long-Term Equity Incentives

Under our executive compensation program, a significant portion (89% and 81%, respectively) of the CEO’s and other Named Executive Officers’ annual target total direct compensation is variable based on our operating performance and/or our stock price, as shown below:

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Base Salary

The Committee, and in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier), determines base salaries for the Named Executive Officers each year based on the following factors:

•	Evaluation of individual performance;

•	Breadth, scope and complexity of the role;

•	Review of survey data to ensure competitive compensation against our pharmaceutical peer group (as described in more detail on page 48); and

•	Comparison of non-CEO executive officer base salaries to ensure reasonable internal equity.

Since Mr. Frazier became CEO in 2011, the Board of Directors has maintained his base salary at $1.5 million. In addition, a substantial majority of his compensation is variable (89%) and tied to longer-term operating and stock price performance measured on both an absolute and relative basis.

In addition, as part of the annual compensation management process applicable to all Merck salaried employees throughout the world, in early 2013, Mr. Frazier recommended, and the Committee reviewed and approved a 2% base salary increase for Mr. Schechter and a 1.5% increase for both Mr. Kellogg and Mr. Kuhlik. These increases were consistent with the merit budget established for all other U.S. salaried employees.

Annual Cash Incentive

The Named Executive Officers participate in the shareholder-approved Executive Incentive Plan (“EIP”). Award amounts under the EIP are determined based upon achievement of company performance measures as reflected by the Company Scorecard and individual performance against pre-established objectives. The EIP provides for an award fund of up to 2.5% of the Company’s adjusted net income (which is the Company’s non-GAAP earnings after certain adjustments). The CEO may receive a maximum award equal to 10% of the award fund, and the maximum award for the other EIP participants is equal to 90% of the award fund for that year divided by the number of participants other than the CEO.

For 2013, the maximum awards for the CEO and other Named Executive Officers were $26.1 and $16.8 million, respectively. Using a process commonly referred to as negative discretion, the maximum awards are adjusted down to the actual amounts paid to each Named Executive Officer.

2013 Merck Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that outline how we will track and measure the achievement of our key objectives during the year. These measures focus on our ability to deliver results, both in the short- and long-term. We have used a balanced scorecard as a framework to provide a holistic view of performance impacting shareholder value with appropriate emphasis on the following: (1) financial performance, (2) key internal business drivers, (3) customer interactions and outcomes, and (4) Company culture. As described in more detail below, these four elements, taken together, are intended to measure our progress and performance against both annual operating goals and critically important longer-term strategic drivers of sustainable value creation that are tied to our research and development processes and outcomes.

The Company Scorecard is calibrated so that results will range between 50% and 200% of the target award opportunity, commensurate with performance. The stretch (200%) and threshold (50%) goals are set to ensure our financial performance achieved in each scenario will cover the cost of the cash incentives. The Committee has discretion to adjust the results of individual measures to exclude charges or items from the measurement of performance relating to restructurings, discontinued operations, purchase accounting items, merger-related costs, extraordinary items and other unusual or nonrecurring charges and/or events. Similarly, the Committee has the discretion to determine that no annual cash incentives be paid if it determines, on a qualitative basis, that overall performance on the Company Scorecard is too low. Moreover, the Company Scorecard achievements are also evaluated in the context of compliance, health and safety outcomes.

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For 2013, the final Company score of 72.0 is reflected in the following table:

2013 Merck Company Scorecard Results
Measure	Results	Target Points	Final Score
Financial		60	27.1
Revenue vs. Plan	Revenue of $44.6 billion, which was below our planned revenue goal of $47.6 billion (which includes 50% of revenue from joint venture sales).	20	6.6
EPS vs. Plan	Non-GAAP EPS of $3.49 which was below our planned non-GAAP EPS goal of $3.61 (the reconciliation of non-GAAP EPS to GAAP EPS is publicly disclosed in the Form 8-K filed by the Company with the SEC on February 5, 2014).	20	16.5
Value of Pipeline Growth (NPV + ROI)	Below target pipeline growth (driven primarily by several late-stage pipeline failures, FDA filing delays as well as the cancellation of certain programs as part of the pipeline reprioritization efforts).	20	4.0
Key Business Drivers		16	23.6
Cost Structure	The Company had significantly above target points for our cost structure goal ($1.8 billion better than plan).	10	17.3
Revenue Growth in High Priority Markets	The Company had above target revenue growth in our high priority markets.	6	6.3
Customer		14	17.1
Merck Customer Service Level	The Company earned above target points based on an above target score on the customer service level metric.	7	10.2
Merck Trust & Value Customer Survey	The Company earned slightly below target score on the Merck Trust & Value Survey (the goal was missed by less than 1% of the target).	7	6.9
Culture		10	4.2
Culture Improvement	We maintained strong results in two of our three focus areas (Reputation & Trust and Innovation) but failed to show improvement in our third area of focus (Customer Focus).	10	4.2
		100	72.0

For more information on the EIP, see “Narrative Information Relating to the Grants of Plan-Based Awards Table” starting on page 54.

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2013 Named Executive Officer Performance

Each of the Named Executive Officer’s 2013 annual incentive awards reflects the achievement of the Company Scorecard result at 72% of target.

In determining Mr. Frazier’s award, which is equal to the funded percent under the Company Scorecard, the Board also considered his leadership, which was critical in accelerating change while continuing the positive momentum that will position us for success both in the near- and longer-term.

Mr. Kellogg’s award largely reflects the financial challenges Merck faced in a below target financial year.

Mr. Kuhlik’s award reflects his leadership and counsel on a broad range of complex litigation, commercial and transactional matters in the United States and globally.

Dr. Perlmutter’s award reflects the significant progress he has achieved since his arrival earlier in 2013 in refocusing and reprioritizing Merck’s R&D organization and early- and late-stage pipelines.

Mr. Schechter’s award reflects the challenges Merck faced in the global human health business during 2013. Despite the below target business performance, Mr. Schechter’s award also recognizes his leadership in responding to the challenging healthcare environment.

2013 Annual Incentive Payouts

The table below shows the 2013 annual cash incentives paid to the Named Executive Officers. The total annual incentive paid to each Named Executive Officer is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Named Executive Officer 2013 Annual Incentive Payments
		Target		Actual
Named Executive Officer	Annual Base Salary (as of 12/31/13)	Target Annual Incentive %	Target Annual Cash Incentive	Company Performance %	Individual Performance %	Final Award	Final Award as % of Target
K.C. Frazier	$1,500,000	150%	$2,250,000	72%	100%	$1,620,000	72%
P.N. Kellogg	992,832	95	943,190	72	90	611,187	65
B.N. Kuhlik	807,492	95	767,117	72	100	552,325	72
R.M. Perlmutter(1)	1,000,000	105	787,500	72	110	623,700	79
A.H. Schechter	962,388	105	1,010,507	72	95	691,187	68
(1)	Dr. Perlmutter’s award is pro-rated based on his April 2013 employment start date.

Long-Term Equity Incentives

2013 Award Mix

We utilize the following long-term incentive (“LTI”) vehicles in order to ensure that our LTI program remains balanced, sustainable and supportive of its objectives over a multi-year period:

•	Performance Share Units (“PSUs”) support the objectives of linking realized value to the achievement of critical financial objectives and shareholder alignment because the earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by absolute and relative stock price performance and dividend yield.

•	Stock options support the shareholder alignment objective because options only have financial value to the recipient if the price of our stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

The 2013 LTI award mix for the Named Executive Officers is shown on the following chart:

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2013 LTI Grants

The Committee and, in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier) determines the value of 2013 annual LTI grants for the Named Executive Officers based on competitive market data, the executives’ future potential contributions, sustained performance, degree of importance of their contributions to Merck, tenure and experience in the role, and skill set relative to industry peers and other executives of a comparable level. The Board of Directors increased Mr. Frazier’s target LTI value from $9.5 million to $10 million. The Board believed that this increase was appropriate given Mr. Frazier’s sustained performance and expected future contributions as well as the competitive positioning of Mr. Frazier’s target total direct compensation versus that of other CEOs in our pharmaceutical peer group.

While we do not grant time-based restricted stock awards to our NEOs as part of the normal annual program, we do occasionally use such awards as part of new hire offer packages and to enhance the retentive power of the overall compensation system for select executives (see footnote 3 in the following table).

The 2013 annual target LTI grant values for the Named Executive Officers are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 53.

Named Executive Officer Annual Target LTI Grant Values
Named Executive Officer	PSUs(1)	Stock Options(2)	Total LTI Value
K.C. Frazier	$6,000,000	$4,000,000	$10,000,000
P.N. Kellogg	1,920,000	1,280,000	3,200,000
B.N. Kuhlik	1,380,000	920,000	2,300,000
R.M. Perlmutter(3)	2,100,000	1,400,000	3,500,000
A.H. Schechter	2,280,000	1,520,000	3,800,000
(1)	PSU dollar values were converted to a number of target units using the fair value as calculated in accordance with FASB ASC Topic 718 on the grant date, March 29, 2013, which was $38.33. The 2013 PSU values shown in the Summary Compensation Table, beginning on page 51, and Grants of Plan-Based Awards table, beginning on page 53, will be different from what is shown above as the amounts in those tables are calculated pursuant to SEC disclosure rules.

(2)	Stock option dollar values were converted to a number of shares using the Black-Scholes value on the date of grant of $6.21 per share.

(3)	Dr. Perlmutter also received a grant of RSUs with a grant date fair market value of $2,000,000 as part of his new-hire offer package. That grant is reflected in the Grants of Plan-Based Awards table on page 53.

PSU Program

Under the PSU program, executives are granted a target award opportunity at the beginning of a multi-year performance cycle that is denominated in units of our common stock and paid in actual shares. The number of shares that are ultimately earned varies based on performance against earnings per share (“EPS”) goals and is modified based on relative total shareholder return over the three-year performance period. The Committee selected EPS as the performance measure because it incorporates aspects of growth, profitability and capital efficiency, all of which are critical to our long-term financial success. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. For more information on the PSU program, see “Narrative Information Relating to the Grants of Plan-Based Awards Table” starting on page 54.

Payouts under the 2011-2013 PSU Award Cycle

For the 2011-2013 award cycle, preliminary payouts were determined based on the average annual achievement of a pre-established EPS goal for each year during the performance period (2011, 2012 and 2013). For purposes of the award, EPS is defined as the Company’s diluted earnings per share adjusted to exclude charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, extraordinary items and other unusual or non-recurring charges and/or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; and (3) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or other significant legislative changes.

The preliminary award is then adjusted (positive/negative/neutral) based on our three-year (2011 – 2013) annualized total shareholder return (“TSR”) ranking against our eleven pharmaceutical peers (see page 48 for additional details on our peer group). The Committee believes that having this TSR modifier helps ensure that final awards are aligned with the relative return delivered to our shareholders for the three-year performance period.

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The tables below show our TSR ranking and resultant modifier for 2011-2013 PSU award cycle:

Company	Annualized TSR[1,2]	TSR Percentile		Rank
Bristol-Myers Squibb	31.0%	100	th	1
Amgen	29.1%	91	st	2
Roche	28.8%	82	nd	3
Pfizer	26.1%	73	rd	4
Abbott	21.5%	64	th	5	TSR Percentile	Rank	Payout Modifier
Sanofi	21.5%	55	th	6	81% to 100%	1,2,3	120%
Eli Lilly	18.2%	45	th	7	61% to 80%	4,5	110%
Johnson & Johnson	18.1%	36	th	8	41% to 60%	6,7	neutral
Novartis	15.8%	27	th	9	21% to 40%	8,9	90%
Merck	15.6%	18	th	10	0% to 20%	10,11,12	80%
GlaxoSmithKline	15.6%	9	th	11
AstraZeneca	13.4%	0		12
(1)	TSR as reported by Bloomberg. Assumes reinvestment of dividends.

(2)	TSR calculated using the average closing price of Merck common stock for December 2010 and December 2013.

Payout Schedule for 2011-2013 PSU Award Cycle
	Threshold	Target	Stretch	Actual		Payout
2011 EPS:	$3.33	$3.70	$4.26	$3.85	(1)	134.1%
2012 EPS:	3.42	3.80	4.37	3.82		104.2%
2013 EPS:	3.25	3.61	3.90	3.49		82.7%
Preliminary Payout:						107%
TSR Modifier:						80%
FINAL PAYOUT:						86%
(1)	Includes an upward adjustment of $0.08 to account for the unplanned impact of the REMICADE/SIMPONI settlement as previously described in our 2012 Proxy Statement on Form DEF-14A, filed on April 12, 2012.

Based on the final payout percentage of 86%, the Named Executive Officers received the following number of shares of Merck common stock:

Named Executive Officer PSU Distribution(1)
Named Executive Officer	Target Award (# of shares)	Final Award (# of shares)
K.C. Frazier	90,882	78,159
P.N. Kellogg	38,776	33,347
B.N. Kuhlik	21,812	18,758
A.H. Schechter	42,411	36,473
(1)	Dr. Perlmutter was not a participant in this PSU award cycle.

Additional information regarding the payouts under the 2011-2013 PSU award cycle is provided in the Option Exercises and Stock Vested table on page 57.

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Employee and Other Benefits

Similar to other salaried, U.S.-based employees of Merck, the Named Executive Officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Pension and savings plans help employees, especially long-service employees, save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Additionally, the Named Executive Officers, along with other senior management employees, are provided a limited number of other benefits, which the Committee believes are reasonable, appropriate and consistent with our executive compensation philosophy. The primary purposes of these other benefits are to minimize distractions from the executives’ attention to important company initiatives and to ensure their safety and security.

The following benefits described are reflected in the “All Other Compensation” column of the Summary Compensation Table.

•	Reimbursement for financial counseling and tax preparation. The value is taxable to executives, and is limited to $10,000 per year. This benefit is intended to encourage executives to engage knowledgeable experts to assist with financial and tax planning. It supports our objectives by helping to ensure that executives understand the compensation and benefit plans in which they participate and are not unnecessarily distracted from Company responsibilities to attend to personal financial matters.

•	Limited personal use of company aircraft and company cars. We believe that these benefits provide better security for executives and allow them to devote additional time to Company business.

•	Reimbursement for the installation and maintenance of residential security systems. We believe that providing this benefit allows us to ensure that our executives have appropriate security. We do not reimburse executives for monthly security monitoring fees.

Executive Compensation Program Objectives and Strategy

Objectives

Our executive compensation program is designed to:

•	Align the interests of our senior executives with those of our shareholders to ensure prudent, short-term actions that will benefit Merck’s long-term value;

•	Reward our executives based on the achievement of sustained financial and operating performance as well as demonstrated leadership;

•	Attract, engage, and retain high-performing executives that help us achieve immediate and future success and maintain our position as an industry leader in the development of innovative medicines; and

•	Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

How our business environment impacts our executive compensation objectives and strategy:
The pharmaceutical industry is science-focused and driven by innovation. Other characteristics of the pharmaceutical industry include:
•	Enormous impact—drugs discovered through scientific innovation save and improve the quality of lives;
•	The inherently risky nature of the complex and dynamic science of human and animal health—even if every step of the discovery and development process is executed flawlessly, there is an ever-present risk of failure;
•	The need to achieve a balance between benefits and risks for every drug. Society’s increasing demand for innovation to treat and cure illness is offset by society’s increasing awareness of and aversion to risk;
•	A highly regulated industry environment, including uncertainties in the political environment that impact the regulatory framework;
•	A lengthy 5-year to 15-year new drug cycle for research-based drug discovery and development;
•	The high and often unpredictable cost of drug discovery and development; and
•	The dynamics of the industry environment, which include intellectual property laws that evolve as governments change, competitive and reimbursement pressures, and regulatory/science developments, often limit the effective commercial life of a drug to a few years and put pressure on replenishing the product portfolio through successful research and development.
As a result of these challenges and complexities, we believe executives with certain specific, relevant skills and experience, including but not limited to pharmaceutical industry experience, are more likely to excel. At the same time, there is a small pool of superior executives with the desired relevant experience. These factors can complicate the process of attracting and retaining a top-performing management team with the right extensive industry and other experience. As such, our executive compensation program is designed to balance its attraction and retention objectives carefully with pay-for-performance objectives. Each element of the compensation program is structured to support these critical objectives and, as a whole, designed to ensure that we are able to retain the talent critical to our long-term success. Our executives are rewarded commensurate with the degree to which they are able to achieve our short- and long-term strategic and operational objectives and enhance shareholder value.

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Strategy

Our mission is to discover and provide innovative products and services that save and improve lives around the world. It is therefore critical that we attract, engage and retain the best talent and thought leaders globally in academia and industry to leverage diverse experiences and cutting-edge thinking. Each compensation element has a specific purpose in furthering the executive compensation program objectives described above.

Compensation Element	Purpose
Base Salary	Attract and retain high-quality executives over time and mitigate pressures that might otherwise exist to support high-risk business strategies.
Annual Incentive	Motivate executives to achieve financial and non-financial performance objectives that are key to our annual operating and strategic plans.
Long-Term Incentives

• Align the interests of executives with shareholders by tying the value of awards to the performance of our common stock over the long term;

• Encourage executives to achieve multi-year strategic and financial objectives; and

• Enhance the retention of key talent.

Employee Benefits (Retirement, Health and Welfare)	• Assist employees, especially long-service employees, to save and prepare financially for retirement; and • Help ensure that we have a productive and focused workforce.
Perquisites	Minimize distractions from the executives’ attention to important company initiatives and to ensure their safety and security.
Post-Employment Benefits	Provide temporary income to employees following an involuntary termination of employment. These benefits fit into our overall compensation structure by enhancing our ability to attract, retain, and motivate highly talented individuals in a highly competitive marketplace where such protections are commonly offered.

Other Compensation Practices

Merck’s Peer Group.

Individual executive officer compensation levels and opportunities are compared to a peer group of large multinational pharmaceutical companies that participate in a pharmaceutical industry compensation survey. The survey is conducted by Towers Watson, an independent consulting firm. In setting compensation levels for 2013, the Committee utilized the survey, which consisted of the following peer companies with which Merck competes to attract talented, high-performing executives:

Merck’s Pharmaceutical Peer Group
Abbvie	Johnson & Johnson
Amgen	Novartis
AstraZeneca	Pfizer
Bristol-Myers Squibb	Roche
Eli Lilly	Sanofi
GlaxoSmithKline

Our overarching strategy is to position our executives’ target direct compensation (base salary, target cash incentive and target long-term incentive) at the 50th percentile, on average, with variability by individual executive based on scope of responsibility, market availability of proven talent, the critical need to retain the executive, sustained performance over time, potential for advancement as part of key succession planning processes, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and overall costs and share dilution are reasonable and sustainable relative to market practices.

In addition to the pharmaceutical peer group described above, we also utilize a supplemental peer group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a reference for other compensation-related practices (for example, share usage and dilution, change in control policy design and share ownership and retention guidelines).

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Current LTI Grant Practices.

Annual stock option and RSU grants are made on the third business day following announcement of our first quarter earnings. We may also selectively grant stock options and RSUs to employees on the third business day following the announcement of second, third, and fourth quarter earnings. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public. However, the Committee reserves the right to change the date when grants are made, in view of its responsibility to take into account all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives. All grants to executive officers are approved by the Committee, and in the case of Mr. Frazier, the full Board of Directors (not including Mr. Frazier).

Stock options are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Company stock on the grant date. In certain countries, a higher grant price may be used to satisfy provisions of local applicable law. The re-pricing of stock options is not permitted under the Incentive Stock Plan (“ISP”) without prior shareholder approval.

Stock Ownership Requirements.

The Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which the CEO and other senior executives are required to acquire and hold Merck common stock in an amount representing a multiple of base salary. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU distributions (100% for the CEO and 75% for the other Named Executive Officers).

The following table sets forth the stock ownership requirements and current holdings for the CEO and other Named Executive Officers as of February 28, 2014.

Return of Incentive Compensation.

Under our incentive compensation recoupment policy, in the case of a significant restatement of financial results caused by executive fraud or willful misconduct, the Board of Directors will seek reimbursement for the portion of the annual cash incentive and/or PSUs paid to the executive in excess of the amount that would have been paid if the financial results were reported accurately. Additionally, effective for incentive compensation awarded in and after 2014, a new incentive recoupment policy applies to senior executives in instances of material violations of company policy that cause significant harm to Merck and instances of a failure to manage or monitor conduct or risks appropriately.

Tax Deductibility of Compensation.

In administering our executive compensation program, the Company takes into account the tax deductibility of the compensation, including the application of Section 162(m) of the Internal Revenue Code. We believe annual cash incentives paid to executive officers under the shareholder approved EIP and PSUs, stock options and RSUs granted under the shareholder approved ISP may be granted in a manner that qualifies as performance-based compensation under Section 162(m) and, if so, would generally be deductible by the Company for federal income tax purposes.

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Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and has adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the chart on page 39.

We performed a formal assessment of our global compensation programs including our executive compensation program and policies in late 2013. The results of the assessment were reviewed and discussed with the Committee in February 2014. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee, comprised of independent directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

Compensation and Benefits Committee Thomas H. Glocer (Chairperson)
William B. Harrison, Jr.	Patricia F. Russo
Carlos E. Represas	Peter C. Wendell

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended December 31, 2013, 2012 and 2011. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers as of December 31, 2013.

									Change in
									Pension
									Value and
								Non-Equity	Nonquali-
								Incentive	fied Deferred
								Plan	Compen-	All Other
						Stock	Option	Compensa-	sation	Compen-
			Salary	Bonus		Awards	Awards	tion	Earnings	sation	Total
Name and Principal Position	Year		($)(1)	($)		($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Kenneth C. Frazier,	2013		$1,500,000	$0		$5,105,338	$3,999,998	$1,620,000	$917,774	$232,825	$13,375,935
Chairman, President	2012		1,500,000	0		3,284,997	3,799,998	2,500,000	4,316,762	57,850	15,459,607
and Chief Executive Officer	2011		1,500,000	0		3,107,878	2,999,997	3,096,563	2,586,840	56,374	13,347,652
Peter N. Kellogg,	2013		988,881	0		1,565,331	1,279,999	611,187	352,575	100,401	4,898,374
Executive Vice	2012		973,362	0		1,818,176	1,280,002	1,056,416	598,085	19,282	5,745,323
President and
Chief Financial Officer	2011		954,279	0		1,486,330	1,280,000	1,211,177	418,484	18,985	5,369,255
Bruce N. Kuhlik,	2013		804,281	0		1,049,879	919,999	552,325	206,277	86,477	3,619,238
Executive Vice President	2012		791,664	0		1,236,796	919,999	898,270	732,748	21,250	4,600,727
and General Counsel	2011		776,142	0		919,912	719,998	1,031,991	506,114	21,025	3,975,182
Roger M. Perlmutter, M.D., Ph.D.,	2013		711,538	500,000	(7)	2,699,987	1,400,001	623,700	34,439	16,459	5,986,124
Executive Vice President and	2012	(8)	—			—	—	—	—	—	—
President, Merck Research
Laboratories	2011	(8)	—	—		—	—	—	—	—	—
Adam H. Schechter,	2013		957,306	0		1,813,702	1,520,003	691,187	0	160,359	5,142,557
Executive Vice President	2012		938,886	0		1,858,845	1,519,998	1,254,248	2,115,949	42,977	7,730,903
and President, Global
Human Health	2011		906,258	0		1,356,800	1,400,000	1,352,735	1,484,367	39,735	6,539,895
(1)	Amounts shown reflect actual base salary earnings and are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded savings plan.
During 2013, Mr. Frazier deferred $672,404 into the Merck Deferral Program. For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes beginning on page 61.
(2)	The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the Named Executive Officers during 2013, 2012 and 2011, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year. For discussion of the assumptions used in these valuations, see Note 13 to Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2013.
The maximum value of the PSU awards granted to the Named Executive Officers during 2013, assuming achievement of the highest level of performance (240% of target), was:

Maximum Value
NEO	of the PSU Awards
K.C. Frazier	$ 12,252,812
P.N. Kellogg	3,756,794
B.N. Kuhlik	2,519,708
R.M. Perlmutter	1,679,989
A.H. Schechter	4,352,885

For more information on the awards granted during 2013, see the Grants of Plan-Based Awards table and related narrative and footnotes.

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(3)	The amounts shown in this column represent the full grant date fair value of stock options granted to each of the Named Executive Officers during 2013, 2012 and 2011, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year. The stock option values were calculated using the Black-Scholes option pricing model. For discussion of the assumptions used in these valuations, see Note 13 to Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2013.
For more information on stock options granted during 2013, see the Grants of Plan-Based Awards table and related narrative and footnotes.
(4)	Represents amounts paid under the EIP. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes.
(5)	Amounts shown are solely an estimate of the change in actuarial present value of the Named Executive Officer’s accrued benefit under the Company’s pension plans from December 31, 2012 to December 31, 2013. These plans are the Retirement Plan for the Salaried Employees of MSD (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). For more information about those plans, see the Pension Benefits table and accompanying narrative beginning on page 58.

The discount rate used to determine the present value of pension benefits at December 31, 2013, increased from the rate used December 31, 2012. See page 58 for more information of the assumptions used to determine the present value of pension benefits. An increase in discount rates reduces the present value of the pension benefits. As a result, there were certain individuals whose present value of pension benefits decreased during 2013 as follows:

Mr. Frazier’s change in pension value for 2013 is $917,774 (-$16,052 for the Qualified Plan and $933,826 for the SRP). The decreased value in the Qualified Plan is due to the higher discount rate used to determine the lump sum value of his benefit.

Mr. Schechter’s change in pension value for 2013 is -$233,550 (-$84,927 for the Qualified Plan and -$148,623 for the SRP). The decreased values are due to the higher discount rate used to determine the lump sum values of his benefit. Under SEC rules, the negative amount is not reflected in the Table.
The Merck Deferral Program, an unfunded savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative.
For more information, see the Pension Benefits table on page 58 and the Nonqualified Deferred Compensation table and related footnotes and narrative on page 61.
(6)	See the All Other Compensation table below for additional details on amounts. In accordance with SEC disclosure rules, we calculated the cost of personal benefits provided to the Named Executive Officers as the incremental cost of providing those benefits. We believe that there is a business purpose for the few personal benefits provided only to executives.
(7)	Sign-on bonus. Remaining portion ($500,000) payable April 15, 2014, if Dr. Perlmutter is still a Company employee or resigned with good reason or was terminated by the Company without good reason.
(8)	Was not a Named Executive Officer during 2012 or 2011.

All Other Compensation

			Financial/Tax			Installation and	Savings Plan
			Counseling &		Company	Maintenance	Company
			Tax Preparation	Company	Car and	of Home Security	Match and
Named Executive Officer	Year		Services(2)	Aircraft(3)	Driver(4)	Monitoring System(2)	Credits(5)	TOTAL
K.C. Frazier	2013		$10,000	$ 0	$37,955	$ 5,130	$179,740	$232,825
	2012		10,000	0	30,253	6,347	11,250	57,850
	2011		10,000	0	35,349	0	11,025	56,374
P.N. Kellogg	2013		8,532	0	0	0	91,869	100,401
	2012		8,032	0	0	0	11,250	19,282
	2011		7,960	0	0	0	11,025	18,985
B.N. Kuhlik	2013		10,000	0	0	0	76,477	86,477
	2012		10,000	0	0	0	11,250	21,250
	2011		10,000	0	0	0	11,025	21,025
R.M. Perlmutter	2013		0	0	14,728	0	1,731	16,459
	2012	(1)	—	—	—	—	—	—
	2011	(1)	—	—	—	—	—	—
A.H. Schechter	2013		10,000	0	27,857	23,145	99,357	160,359
	2012		10,000	0	21,067	660	11,250	42,977
	2011		10,000	0	18,710	0	11,025	39,735
(1)	Was not a Named Executive Officer during 2012 or 2011.
(2)	Financial planning, tax preparation, and installation and maintenance of home security are valued at actual costs billed by outside vendors.
(3)	The value of any personal use of Company aircraft by the Named Executive Officers is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit generally is taxable to the Named Executive Officers.
(4)	The value of any personal use of Company car and driver by the Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit generally is taxable to the Named Executive Officers.
The incremental cost calculation for personal use of the car and driver by the Named Executive Officers included driver overtime, meals and travel pay, maintenance and fuel costs. Company cars also provided business transportation to other executives and non-executive Company personnel. Since the cars were used primarily for business travel, the calculation excludes the fixed costs that do not change based on personal usage, such as drivers’ salaries and the purchase costs of the cars.
(5)	The Named Executive Officers received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan (formerly known as the MSD Employee Savings and Security Plan) and 4.5% credit of eligible pay in excess of the IRS limit to the NEO’s accounts under the Merck Deferral Plan.

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GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made in 2013 to the Named Executive Officers under any plan.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2013
										All Other	All Other
										Stock	Option
				Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise	Grant Date
				Under Non-Equity Incentive			Under Equity Incentive			Number	Number of	or Base	Fair Value
				Plan Awards			Plan Awards			of Shares	Securities	Price of	of Stock
		Board		Thres-			Thres-			of Stock	Underlying	Option	and Option
	Grant	Approval	Award	hold	Target	Maximum	hold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date	Type	($)(1)	($)(1)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)(3)	(#)(4)	($ / Sh)(4)	($)(5)
K.C. Frazier	03/29/2013	02/25/2013	PSUs				0	156,535	375,684				$ 5,105,338	(2)
	05/06/2013	02/25/2013	Options								644,122	$44.98	3,999,998	(4)
			EIP	$0	$2,250,000	$5,625,000
P.N. Kellogg	03/29/2013	02/25/2013	PSUs				0	50,091	120,218				1,565,331	(2)
	05/06/2013	02/25/2013	Options								206,119	44.98	1,279,999	(4)
			EIP	0	943,190	2,357,976
B.N. Kuhlik	03/29/2013	02/25/2013	PSUs				0	36,003	86,407				1,049,879	(2)
	05/06/2013	02/25/2013	Options								148,148	44.98	919,999	(4)
			EIP	0	767,117	1,917,794
R.M. Perlmutter	05/06/2013	02/25/2013	PSUs				0	54,012	129,629				699,996	(2)
	05/06/2013	02/25/2013	RSUs							44,464			1,999,991	(3)
	05/06/2013	02/25/2013	Options								225,443	44.98	1,400,001	(4)
			EIP	0	787,500	1,968,750
A.H. Schechter	03/29/2013	02/25/2013	PSUs				0	59,483	142,759				1,813,702	(2)
	05/06/2013	02/25/2013	Options								244,767	44.98	1,520,003	(4)
			EIP	0	1,010,507	2,526,269
(1)	Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2013. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	The payout of PSUs can range from zero at threshold to a maximum of 240% of target, depending on the level of achievement of the applicable performance goals. For more information on PSUs, see “The Elements of 2013 Compensation” on page 41 and the Narrative to the Grants of Plan Based Awards table below.
(3)	RSUs generally vest and become payable in shares of Merck common stock on the third anniversary of grant provided the individual remains continuously employed through that date. Beginning with grants made in 2010, dividend equivalents are accrued and paid at the end of the restricted period.
(4)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date.
The exercise price of all stock options granted in 2013 is the closing price of Merck common stock, as traded on New York Stock Exchange on the grant date.
(5)	This column represents the full grant date fair value of PSUs, RSUs and stock options granted to each of the Named Executive Officers, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during 2013.

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Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the Executive Incentive Plan (“EIP”)

The EIP is a shareholder-approved plan that is administered by the Compensation and Benefits Committee of the Board (the “Committee”). It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934. Compensation paid under this plan is intended to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Awards are based on an objective formula defined in the plan that provides for a maximum award fund equal to 2.5% of adjusted net income. The CEO may receive an award not to exceed 10% of the maximum award fund. The maximum individual award for all other plan participants is 90% of the award fund for that year divided by the number of participants other than the CEO. The Committee can use its discretion to reduce (commonly called “negative discretion”), but not increase, the maximum awards payable under this formula for executive officers. In prior years, it has been the Committee’s practice to reduce the maximum awards to the amount actually paid using the following process.

The following methodology is used by the Committee for adjusting the maximum awards payable under the EIP to the actual amounts paid to executive officers:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The target award opportunity is determined based on Company performance as reflected by the Company Scorecard. The Company performance component can range between 50% and 200% of target.

•	The award can be adjusted higher or lower based on the assessment of the individual’s performance against pre-established objectives.

No annual cash incentive will be paid to an individual if the Company or individual performance is below the minimum performance expectations as determined by the Committee.

General Information Regarding Long-Term Incentives

Stock Options. Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of a stock option is set as the closing price of Merck common stock as reported on the New York Stock Exchange on the grant date (unless a higher grant price is required under local law).

Subject to their terms, stock options generally vest in equal installments on the first, second, and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

Stock Units. Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”) provide for the payout of shares of Company stock, generally in three years, if the recipient has met certain performance and/or service requirements.

• RSUs

Subject to their terms, RSUs generally vest and become payable in shares of Merck common stock on the third anniversary of the grant date. For RSUs granted in and after 2010, dividend equivalents are accrued and paid out in cash if and when the RSUs vest.

• PSUs

PSU awards are granted and payouts are determined under a four-step process that spans a three-year performance cycle:

Step 1:	Within the first 90 days of the performance period,the Committee will approve an award of PSUs to eligible executives. One third of the award is a target annual tranche.

Step 2:	Within the first 90 days of each year of the performance cycle, the Committee will set an annual EPS goal by adopting a schedule reflecting EPS minimum, target,and stretch goals (and interim points) applicable to that annual tranche.

Step 3:	After the end of the third year of the performance period, the results of the three annual tranches as determined in Step 2 will be aggregated to determine a preliminary award.

Step 4:	The result from Step 3 will be increased or decreased by up to 20% based on the Company’s three-year total shareholder return ranking (including the impact of dividends, if any) as compared to our pharmaceutical peer group (described on page 48).

Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity.

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OUTSTANDING EQUITY AWARDS

The following table provides details about each outstanding equity award held by the Named Executive Officers as of December 31, 2013.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2013
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
K.C. Frazier	45,000(1)			02/27/04	$48.24	02/27/05	02/26/14
	42,500(1)			02/25/05	31.84	02/25/06	02/24/15
	112,000(1)			03/03/06	35.09	03/03/07	03/02/16
	131,040(1)			03/02/07	44.19	03/02/08	03/01/17
	60,000(1)			08/01/07	51.02	08/01/08	07/31/17
	252,000(1)			02/29/08	44.30	02/28/09	02/28/18
	280,000(1)			04/24/09	23.45	04/24/10	04/23/19
	228,091(1)			05/07/10	33.49	05/07/11	05/06/20
	373,134(1)	186,567(1)		05/04/11	36.56	05/04/12	05/03/21
	231,566(1)	463,132(1)		05/02/12	39.29	05/02/13	05/01/22
		644,122(1)		05/06/13	44.98	05/06/14	05/05/23
								41,028(2)	$2,053,451
										356,251(4)	$17,830,363
										375,684(5)	18,802,984
P.N. Kellogg	175,000(3)			11/13/07	$57.49	11/13/08	11/12/17
	62,400(1)			02/29/08	44.30	02/28/09	02/28/18
	93,600(1)			04/24/09	23.45	04/24/10	04/23/19
	210,084(1)			05/07/10	33.49	05/07/11	05/06/20
	159,204(1)	79,602(1)		05/04/11	36.56	05/04/12	05/03/21
	78,001(1)	156,003(1)		05/02/12	39.29	05/02/13	05/01/22
		206,119(1)		05/06/13	44.98	05/06/14	05/05/23
								33,794(2)	$1,691,390
										79,999(4)	$4,003,950
										120,218(5)	6,016,911
B.N. Kuhlik	24,000(1)			03/02/07	$44.19	03/02/08	03/01/17
	50,000(1)			08/01/07	51.02	08/01/08	07/31/17
	62,400(1)			02/29/08	44.30	02/28/09	02/28/18
	58,825(1)			05/07/10	33.49	05/07/11	05/06/20
		44,776(1)		05/04/11	36.56	05/04/12	05/03/21
	56,063(1)	112,127(1)		05/02/12	39.29	05/02/13	05/01/22
		148,148(1)		05/06/13	44.98	05/06/14	05/05/23
								21,555(2)	$1,078,828
										57,499(4)	$2,877,825
										86,407(5)	4,324,670
R.M. Perlmutter		225,443(1)		05/06/13	$44.98	05/06/14	05/05/23
								44,464(2)	$2,225,423
										129,629(5)	$6,487,931

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Outstanding Equity Awards at Fiscal Year Ended December 31, 2013
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
A.H. Schechter	12,500(1)			02/27/04	$ 48.24	02/27/05	02/26/14
	2,500(1)			05/03/04	47.39	05/03/05	05/02/14
	3,000(1)			08/02/04	45.41	08/02/05	08/01/14
	5,000(1)			02/01/06	34.47	02/01/07	01/31/16
	19,200(1)			03/03/06	35.09	03/03/07	03/02/16
	50,000(1)			03/02/07	44.19	03/02/08	03/01/17
	50,000(1)			02/29/08	44.30	02/28/09	02/28/18
	65,335(1)			05/07/10	33.49	05/07/11	05/06/20
	174,128(1)	87,066(1)		05/04/11	36.56	05/04/12	05/03/21
	92,626(1)	185,253(1)		05/02/12	39.29	05/02/13	05/01/22
		244,767(1)		05/06/13	44.98	05/06/14	05/05/23
								38,490(2)	$1,926,425
										94,999(4)	$4,754,700
										142,759(5)	7,145,088
(1)	Stock options generally vest and become exercisable in equal installments on the first, second and third anniversary of grant, and expire on the day before the tenth anniversary of grant. Stock options also vest upon attainment of eligibility to retire, in which case they become exercisable in equal installments on the first, second and third anniversary of grant.
(2)	RSUs generally vest and become payable in shares of Merck common stock on the third anniversary of grant.
(3)	Stock option grant vests and becomes exercisable in five equal annual installments on the first through fifth anniversaries of grant, and expires on the day before the tenth anniversary of grant.
(4)	Maximum (240% of target) of PSUs granted during 2012 that may be earned based on Merck’s performance, as determined by the Committee, following the completion of the three-year performance period ending December 31, 2014.
(5)	Maximum (240% of target) of PSUs granted during 2013 that may be earned based on Merck’s performance, as determined by the Committee, following the completion of the three-year performance period ending December 31, 2015.
(6)	The market value of the units reported in this column was computed by multiplying the number of such units by $50.05, the closing price of Merck common stock on December 31, 2013.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock options that were exercised and stock units that vested during 2013.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2013
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)
K.C. Frazier	—	—	78,159	(a)	$4,390,973
			35,832	(b)	1,611,723
P.N. Kellogg	—	—	33,347	(a)	1,873,434
			37,325	(b)	1,678,879
			40,000	(c)	1,903,600
B.N. Kuhlik	249,998	$3,044,889	18,758	(a)	1,053,824
			33,144	(b)	1,490,817
R.M. Perlmutter	—	—	—		—
A.H. Schechter	—	—	36,473	(a)	2,049,053
			22,858	(b)	990,168

(1)	This column represents the values realized upon stock option exercises during 2013 which were calculated based on the difference between the market price of Merck common stock at the time of exercise and the exercise price of the option.

(2)	This column represents the vesting during 2013 of the following:

(a)	PSUs granted in 2011 that were paid on February 24, 2014;

(b)	RSUs granted in 2010; and

(c)	50% of the special 2007 RSU grant to Mr. Kellogg.

(3)	The value realized for RSUs was determined by multiplying the number of units that vested by the market price of Merck common stock on the respective vesting date. The value realized for PSUs was determined by multiplying the number of units that vested by the market price of Merck common stock on February 24, 2014.

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PENSION BENEFITS

The table below sets forth information concerning the present value of benefits accumulated by the Named Executive Officers from two defined benefit pension plans—the Retirement Plan for the Salaried Employees of MSD (the “Qualified Plan”) and the MSD Supplemental Retirement Plan (the “SRP”). The terms of the plans are described below.

Pension Benefits for Fiscal Year Ended December 31, 2013
Name	Plan Name	Number of Years Credited Service (#)(2)	Number of Years Cash Balance Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
K.C. Frazier(1)	Qualified Plan	21.50	21.58	$899,446	$0
	SRP	21.50	21.58	12,984,659	0
P.N. Kellogg	Qualified Plan	6.00	6.33	227,366	0
	SRP	6.00	6.33	1,852,324	0
B.N. Kuhlik	Qualified Plan	8.50	8.58	314,357	0
	SRP	8.50	8.58	2,016,265	0
R.M. Perlmutter	Qualified Plan	3.50	4.58	99,499	0
	SRP	3.50	4.58	265,140	0
A.H. Schechter	Qualified Plan	25.50	25.50	699,754	0
	SRP	25.50	25.50	5,898,781	0

(1)	As of December 31, 2013, Mr. Frazier was eligible for early retirement subsidies under the Qualified Plan and SRP.

(2)	This column shows the number of years of Credited Service for the Qualified Plan and SRP that is used for benefit accrual purposes.

Credited Service for benefit accrual and eligibility purposes begins with the January or July coincident with or next following a participant’s hire date and ends with his last full month of employment for employees actively employed on December 31, 2012, and eligible for prior formula transition provisions of the Qualified Plan and SRP. A maximum of 35 years of Credited Service may be earned. For hires and rehires after December 31, 2012 (Dr. Perlmutter), Credited Service for benefit accrual purposes ends at his prior date of termination and for eligibility purposes at the full last month of employment.

(3)	This column shows the number of years of Cash Balance Service for the Qualified Plan and SRP.

Cash Balance Service begins on a participant’s first day of employment and includes all years and completed months of service and ends on the participant’s date of termination of employment.

(4)	For the Qualified Plan and SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is age 62 and 10 years of eligibility service. For all the Named Executive Officers shown, this is age 62 except for Dr. Perlmutter for whom it is age 65:

•	Discount rate equals 5.1% for the Qualified Plan and 4.7% for the SRP;

•	RP2000 Mortality Table, sex based; the mortality table in accordance with Sec. 417(c)(3)(A)(ii)(I) of the Internal Revenue Code for lump sums; and

•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity.

The Named Executive Officers participate in two defined benefit plans as do other U.S.-based Merck Sharp & Dohme Corp. salaried employees. Benefits payable under the Qualified Plan and the SRP (collectively, the “Retirement Plans”) are based on several formulas.

Benefit Formulas. Beginning in 2013, a Cash Balance Formula was added to replace the Final Average Pay Formula. Employees eligible for U.S. benefits on December 31, 2012, receive transition benefits, which provide the better benefit under the Cash Balance or Final Average Pay Formula through December 31, 2019, or the date the participant terminates employment or loses Retirement Plan eligibility, if earlier. All Named Executive Officers except Dr. Perlmutter are eligible for transition benefits.

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•	Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated under the Final Average Pay Formula, which shows Retirement Plan benefits as a single life annuity normally payable on the first of the month coincident with or following age 65 (normal retirement date or “NRD”). The amount equals:

*	Limited to 31.25

•	Cash Balance Formula: For service starting January 1, 2013, benefits are calculated under the Cash Balance Formula, which shows Retirement Plan benefits as an account that grows with annual pay credits and annual interest credits from Merck according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance
At Least	Less Than
	40	4.5%
40	50	5.5%
50	60	6.5%
60	70	8.0%
70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Final Average Pay (FAP). For the FAP Formula, for participants who initially terminated employment before January 1, 2013, FAP is the average of a participant’s highest five consecutive calendar years of pay for the 10 calendar years before he or she initially terminated employment. For participants who were actively employed on December 31, 2012, FAP is a participant’s highest five consecutive calendar years of pay for the 10 years before January 1, 2013, or as of the earlier of December 31, 2019, or the date the participant terminates employment, if eligible for the prior formula transition provisions. For this purpose FAP means the greater of (a) or (b):

(a)	Annual base pay for all full years of service completed. This annual base pay is determined as of December 31 of the current year (before any pre-tax contribution deductions for the savings plan or elective deferrals to our flexible spending accounts). Commissions, overtime pay, bonuses, other supplemental pay and all other amounts are excluded from this calculation.

(b)	Actual cash earnings. Cash earnings are determined before any deduction for savings plan contributions or any elective deferrals to our flexible spending account plans. Also included are overtime, bonuses, commissions, special awards, shift differential, cost of living adjustments, pre-tax transportation fringe benefits, as well as incentive pay. The following amounts are excluded: grants under the ISP, any distribution of a previously deferred award under any of our incentive plans, and any other form of compensation.

Total Pay. For the Cash Balance Formula, Total Pay for NEOs generally means base pay and Executive Incentive Plan amounts but excludes other amounts, such as LTI and other bonuses.

Vesting. A participant generally vests in his or her benefit—that is, the benefit that is accrued will not be forfeited back to the plans—when he or she has at least three years of vesting service. All NEOs are vested.

A participant who is vested but terminates employment before being eligible for early retirement subsidies under the Final Average Pay Formula is referred to as a “terminated vested” participant and can commence receiving benefits from the Retirement Plans on the first day of any month between the month after attaining age 55 and the month after attaining age 65. However, with respect to benefits that accrued after 2004 under the SRP, payment will be made as of the first day of the month after the later of (a) the month in which the participant attains age 55 or (b) separates from service (as defined by the Internal Revenue Service). The amount of the benefit is reduced from the age 65 benefit on an actuarial basis, which takes into account the participant’s life expectancy and expected plan returns and is substantial—for example, a participant’s $100 accrued benefit (at age 65) would be reduced to about $34 if it began at age 55.

Early Retirement Subsidies (under the Final Average Pay Formula). If a participant terminates employment at or after age 55 when he or she has at least 10 years of eligibility service, then he or she is entitled to “early retirement subsidies”—that is, a reduction for commencing before age 65 that is smaller than the actuarial reduction for terminated vested participants. For an early retiree, benefits are reduced by 3% per year that benefits begin before age 62. For example, an early retiree’s $100 accrued benefit would be unreduced if he or she waited until age 62, or would be reduced to $79 if he or she commenced at age 55.

However, under the “Rule of 85,” a participant who retired from active service when his or her age plus years of Credited Service totaled at least 85 (e.g., age 55 with 30 years of eligibility service) could receive an unreduced immediate benefit. In addition, a Social Security Bridge Benefit represented an additional benefit

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for eligible early retirees by providing a temporary monthly supplement prior to age 62 to avoid the Social Security offset described above in the benefit formula, so the offset would not apply until a participant attained age 62. Both of these benefits were eliminated from the Retirement Plans on July 1, 1995. However, transition benefits were added to replace all or part of the benefit for participants who were participating in the Retirement Plans on July 1, 1995, and were then at least age 40. Mr. Frazier’s transition percentage is 5.39—that is, 5.39% of the enhancement continues to apply. Other Named Executive Officers do not have these transition benefits.

In addition, a participant who terminates employment due to a disability that can reasonably be expected to permanently disable him or her from any job anywhere may be approved for a disability retirement. In such a case, the participant’s benefit which has then accrued is not reduced for early commencement.

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code (“IRC”). The SRP is an unfunded plan maintained to provide benefits to highly compensated employees impacted by the IRC limits and provides benefits according to the formula described above which exceed those limits, as well as benefits that are payable because compensation deferred into the Merck Deferral Program prior to 2013 is excluded from the definition of final average compensation in the Qualified Plan (and so are payable solely from the SRP).

In addition, for employees who were, prior to January 1, 1995, subject to the Company’s mandatory age 65 retirement policy due to their exemption from the Age Discrimination in Employment Act, an additional benefit is payable upon retirement from active service at age 65. The additional benefit is an amount calculated under the benefit formula in the Qualified Plan using one additional month of credited service for each month of credited service accrued prior to January 1, 1995, during, or prior to attainment of, the designated position (up to the 35-year total) minus: (i) the minimum benefit, where applicable, or the supplemental benefit; (ii) the Qualified Plan benefit; and (iii) any retirement benefit payable from a plan not sponsored by the Company.

The SRP was amended as of January 1, 1995, to prospectively eliminate this additional benefit. Further, in 2009, the Company revised its mandatory retirement policy to cover only the CEO. As a result of his appointment to CEO, Mr. Frazier is eligible to receive this benefit provided that he remains subject to the mandatory retirement policy at least until age 64 (i.e., until December 17, 2018) and retires from the Company once he reaches age 65. If those requirements are met, Mr. Frazier will have 30 years of credited service (as compared to 27.5, without benefit of this provision). The provision does not affect any other Named Executive Officer.

Forms of Benefit. Participants in the Qualified Plan generally can choose among single, joint and term certain annuities and a lump sum. All forms of benefit are actuarially equivalent to the single life annuity. All forms use a 9% interest rate except for the lump sum which uses interest rates based on a yield curve of corporate debt instruments, as provided by the Internal Revenue Code. The interest rate used to determine the lump sum changes quarterly: during 2013, the blended 3-tiered interest rates ranged between 0.96% and 5.29%.

SRP Payments. Payments under the SRP of benefits accrued and vested prior to 2005 generally follow the timing and form of benefit that applies to the Qualified Plan. However, a participant who elects a lump sum under the Qualified Plan, or one who cannot satisfy the spousal consent requirements applicable to the Qualified Plan, may choose any other form of benefit described above for his or her pre-2005 SRP benefit. Post-2004 SRP balances are payable as a lump sum. A participant may elect this benefit to be paid in 5 or 10 annual installments. This election must be made at least 12 months prior to the later of termination or age 55 and payment generally is subject to a five year delay. For top-50 compensated employees of the Company, payments of the post-2004 SRP benefit generally are made at the later of age 55 or 6 months after separation from service.

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NONQUALIFIED DEFERRED COMPENSATION

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Merck Deferral Program, an unfunded, unsecured deferred compensation plan. The Merck Deferral Plan allows participants who are executive officers to defer the following:

•	All or a portion of their annual bonuses (but not less than $3,000); and/or

•	Up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2013
Name	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)(2)	Aggregate Earnings in 2013 ($)(3)	Aggregate Withdrawals/ Distributions in 2013 ($)	Aggregate Balance at 12/31/13 ($)(4)
K.C. Frazier	$672,404	$168,265	$884,627	$0	$8,954,834
P.N. Kellogg	0	80,394	217,574	0	1,703,584
B.N. Kuhlik	0	65,002	6,558	0	71,560
R.M. Perlmutter	0	0	0	0	0
A.H. Schechter	0	87,882	37,427	0	381,260

(1)	The amount disclosed in this column consist of $672,404 of base salary deferred by Mr. Frazier in 2013 (this amount is included in the “Salary” column of the Summary Compensation Table for 2013).

(2)	The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEO’s accounts under the Merck Deferral Plan. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation Table for each applicable named executive for 2013.

(3)	This column represents dividends earned plus changes in account value (investment earnings or losses) for the period of January 1, 2013 to December 31, 2013.

(4)	This column includes deferred compensation earned in earlier years which was disclosed as either “Salary” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table of prior proxy statements as follows: Frazier, $675,000 for 2012; $510,000 for 2011.

Deferral Program Investments: The aggregate balances shown above represent amounts that the Named Executive Officers earned but elected to defer, plus earnings (or losses). Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan. Prior to 2011, RSUs and PSUs could be deferred into the Merck Deferral Program instead of being paid upon vesting. Deferrals of RSUs and PSUs were required to be made to the Merck common stock fund and may not be reallocated into any other investment alternative.

Distributions: When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Merck common stock fund are made in shares, with cash payable for any partial share.

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POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The section below describes the payments that may be made to the Named Executive Officers upon separation, pursuant to individual agreements, or in connection with a change in control (as defined below). For payments made to a participant upon a retirement other than in connection with a separation or change in control, see Pension Benefits table and related narrative beginning at page 58.

Separation

The Company provides separation pay and benefits to all of its U.S.-based employees who are employees of Merck Sharp & Dohme Corp., including the Named Executive Officers, pursuant to the Merck & Co., Inc. U.S. Separation Benefits Plan (the “Separation Plan”). An amount related to the executive’s target annual incentive award is provided under certain circumstances. To be eligible for all of the benefits described below, a general release of claims is required, as well as non-disparagement, cooperation with litigation and, in some cases, non-competition and non-solicitation agreements in connection with, and at the time of, the separation.

Severance Pay. The Separation Plan provides severance pay to employees whose employment is terminated due to organizational changes including discontinuance of operations, location closings, corporate restructuring or a general reduction in work force. For eligible separations during 2013, certain management level employees, including the Named Executive Officers, were eligible to receive the following severance pay, payable in lump sum.

Years of Continuous Service at Separation Date	Weeks of Severance Pay
Less than 1 year	26
1 – 4 years	40
5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

Welfare Benefit Continuation. These employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time.

Outplacement Assistance. Under the Separation Plan, certain management level employees, including the Named Executive Officers, are eligible for up to 12 months of Company-provided executive outplacement services from our outplacement vendor.

EIP Awards

As part of our standard practice for separated employees, we may pay an amount in lieu of a bonus payout under the EIP, depending on the date of separation.

•	If employment terminates following the end of the performance year, the executive will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•	If employment terminates between January 1 and June 30 of the performance year, the employee is not eligible for payment of a bonus for the year in which separated, unless the employee is retirement eligible. Retirement eligible employees may receive a special payment in lieu of any award under the EIP. The amount of the special payment is based on his or her target award and the number of months worked in the current year.

•	If employment terminates after June 30 and on or before December 31 of the performance year, a special payment is made in lieu of any award under the EIP. The amount of the special payment is based on the employee’s target award and the number of months worked in the current year. This amount is payable in a lump sum at a time that complies with Section 409A of the Internal Revenue Code.

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Effects Under Other Benefit Plans

All separated employees are entitled to certain benefits under other plans as described below. In general, the benefits depend upon whether an employee is “retirement eligible,” “bridged,” or “other separated,” as the terms are defined below.

Retirement eligible employees are separated employees who, as of their separation date, are at least age 55 with at least 10 years of Cash Balance Service under the Qualified Plan or are at least age 65 without regard to years of Cash Balance Service. Under the Final Average Pay Formula, for retirement eligible employees, a transition Rule of 85 is provided if the employee is within two years of attaining eligibility for the benefit on his or her separation date. This transition benefit is described under the Pension Benefits table and related narrative beginning at page 58. Payments may be made from the Qualified Plan and SRP at the time and in the form described under the Pension Benefits table and related narrative.

Bridged employees generally are separated employees who are not retirement eligible but who, as of December 31 of the year in which their separation occurs, are or would have been at least age 50 with at least 10 years of Cash Balance Service under the Qualified Plan. All separated bridged employees receive the following benefits:

•	Retirement Plans. Under the Final Average Pay Formula, bridged employees receive a portion of the benefit that would be payable if they were at least age 55 with at least 10 years of Credited Service, but who are younger than age 65 on their separation date. Benefits for early retirees are reduced by 0.25% for each month that benefits commence before the employee attains age 62. This reduction is substantially less than the actuarial reduction that applies for early commencement for terminated vested employees. Bridged employees receive a pro-rata portion of the enhancement provided by these early retirement subsidies. This pro-rata portion equals the percentage of the employee’s Credited Service on his/her separation date divided by the Credited Service that employee would have had if employment had continued until he/she was first eligible to be treated as an early retiree.

•	Medical, Dental and Life Insurance Plans. In 2013, all separated employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time. At the end of their benefits continuation period, all separated bridge eligible employees are eligible to be treated in accordance with the plan provisions applicable to similarly situated retired employees as they may be amended from time to time.

•	Options, RSUs and PSUs. In 2013, all separated bridged employees are eligible to be treated in accordance with plan provisions applicable to retired employees as they may be amended from time to time.

Other separated employees are separated employees who are not retirement eligible or bridged employees. These employees are eligible for continued participation in the medical, dental and basic life insurance plans for 26 to 78 weeks depending on their years of continuous service, by paying contributions at the same rate as paid by active employees from time to time. In addition, these employees are also treated under the provisions applicable to involuntarily terminated employees with respect to their options, RSUs and PSUs.

Individual Agreements

In addition to the benefits and payments provided for separated employees and following a Change in Control, Mr. Kellogg has an agreement that may affect the amount paid or benefits provided following termination of his employment under certain conditions as described below.

If within two years after the appointment of a successor CEO to Mr. Richard T. Clark, the Company’s former Chief Executive Officer who retired in December 2011, we terminate his employment for a reason other than gross misconduct, Mr. Kellogg will be eligible for the following, provided that upon the termination of his employment he signs and complies with noncompete, nonsolicitation and nondisclosure covenants and a waiver and release of claims:

•	a lump sum payment equal to 18 months of base salary; and

•	immediate vesting of his November 13, 2007, stock option and RSU grants.

Change in Control

Participants in the Change in Control Plan include the Named Executive Officers as well as certain other senior executives. With respect to the Named Executive Officers, the severance benefits described below would be provided upon qualifying terminations of employment in connection with or within two years following a change in control. The Compensation and Benefits Committee on November 26, 2012, adopted a number of changes to the Change in Control Plan that, among other things, (1) reduce the size of the participant population; (2) reduce the cash severance multiples for participants other than the CEO; (3) eliminate additional age and service credits under the supplemental pension plan; and (4) raise certain thresholds, thereby increasing the requirements that must be met to trigger the occurrence of a change in control. Any changes to the terms described below are reflected in this discussion.

•	Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three for the CEO, two for the other Named Executive Officers, times the sum

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of his or her base salary plus the lesser of (a) his or her target bonus amount and (b) the average of the actual bonuses paid to the Named Executive Officer in the three years immediately preceding his or her termination while the Named Executive Officer was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position.

•	Pro-rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination.

•	Subject to the Named Executive Officer’s timely election under COBRA, continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO (but not beyond the CEO’s 65th birthday) and for up to two years for the Named Executive Officers other than the CEO. These benefits are reduced by benefits obtained from a subsequent employer.

•	If the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized and/or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after his or her termination of employment. In addition, if the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active rates described above.

If the Named Executive Officer is a participant in our pension plan, he or she will become vested (if not already) in the applicable accrued benefit as of the termination date.

•	Continued financial planning benefits and outplacement assistance benefits for a limited time.

Terminations of employment that entitle a Named Executive Officer to receive severance benefits under the plan consist of (1) a termination without cause or (2) a resignation by the Named Executive Officer for good reason, in each case within two years following a change in control. A Named Executive Officer is not eligible for benefits under the plan if his or her termination is due to death or permanent disability.

A “change in control” for purposes of the plan generally consists of any of the following:

•	an acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company); or

•	the current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company; or

•	the consummation of a merger, consolidation or reorganization, unless

–	the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor;

–	the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor; and

–	no person owns 30% or more of the voting securities of the Company or the successor; or

•	shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

A “termination for good reason” for the Named Executive Officers generally includes any of the following actions without the executive’s written consent following a change in control:

•	Significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title, reporting level) other than:

–	an isolated, insubstantial and inadvertent action not taken in bad faith which the Company remedies promptly after receiving notice;

–	a change in the person to whom (but not the position to which) he or she reports;

–	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

–	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

•	Reducing annual base salary or level of bonus opportunity;

•	Changing the executive’s office location so that he or she must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

•	Failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

•	Failing to continue any compensation plan or program in which the executive participates including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue his or her level of participation in those plans;

•	Failing to continue to provide him or her with the pension and welfare benefits substantially similar to those in which he or she participates or materially reducing any of those benefits or depriving him or her of any material fringe benefit;

•	Failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the change in control plan; and

•	Any purported termination of the executive’s employment by the Company or its subsidiaries, which is not properly effected pursuant to the notice provisions of the Change in Control Plan.

A termination by the Company for “cause” generally includes:

•	Willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from his or her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered to him or her;

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•	Willful misconduct or gross negligence by the executive which is demonstrably and materially injurious to the Company or any of its subsidiaries; and

•	Conviction, or entry of a plea of nolo contendere to

–	a felony or

–	any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To receive the severance benefits under the plan, a Named Executive Officer must execute a general release of claims against Merck (or its successor) and its affiliates, which includes certain restrictive covenants, including a commitment by the Named Executive Officer not to solicit employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which a Named Executive Officer may be entitled under other arrangements. The severance benefits under the plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the Named Executive Officer of the restrictive covenants and other obligations under the release.

The Named Executive Officers are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with the change in control.

Options, RSUs and PSUs generally will vest upon an involuntary termination of employment within two years after a change in control.

•	In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

•	If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for their options in an amount at least equal to the difference between the exercise price and the price paid to shareholders in the change in control.

•	Upon a change in control, a portion of PSUs generally will become vested as determined by reference to the holder’s period of employment during the performance cycle:

–	based on actual performance as to fiscal years that have been completed for at least 90 days as of the date of the change in control; or

–	otherwise, based on target performance.

In addition, our compensation and employee benefit plans, programs and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

The following table estimates the dollar value of the additional payments and benefits the Named Executive Officers would have been entitled to receive under applicable plans and/or arrangements, assuming the applicable triggering event occurred on December 31, 2013. These amounts are in addition to what would otherwise be payable in the event the Named Executive Officer retired. As of December 31, 2013, Mr. Frazier is retirement eligible (i.e., he is at least age 55 and has completed at least 10 years of Credited Service).

Name	Involuntary Termination Before Change in Control	Change in Control	Involuntary Termination After Change in Control
K.C. Frazier
• Severance Pay(1)	$2,134,615	—	$11,250,000
• Supplemental Pension and Retiree Medical(2)	—	—	—
• Welfare Benefits Continuation	23,997	—	47,994
• Stock Option Accelerated Vesting(3)	—	—	2,177,132
• PSU Accelerated Vesting(4)	—	—	7,734,262
• RSU Accelerated Vesting	—	—	—
• Outplacement, Financial Planning	45,000	—	50,000
Total	2,203,612	—	21,259,388
P. N. Kellogg
• Severance Pay(1)	$840,089	—	$3,872,045
• Supplemental Pension and Retiree Medical(2)	—	—	—
• Welfare Benefits Continuation	16,556	—	44,151
• Stock Option Accelerated Vesting(3)	—	—	3,797,447
• PSU Accelerated Vesting(4)	3,968,401	—	6,387,234
• RSU Accelerated Vesting(5)	1,184,720	—	1,691,390
• Outplacement, Financial Planning	45,000	—	50,000
Total	6,054,766	—	15,842,267

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Name	Involuntary Termination Before Change in Control	Change in Control	Involuntary Termination After Change in Control
B.N. Kuhlik
• Severance Pay(1)	$745,377	—	$3,149,219
• Supplemental Pension and Retiree Medical(2)	—	—	1,181,529
• Welfare Benefits Continuation	16,531	—	44,084
• Stock Option Accelerated Vesting(3)	—	—	2,561,625
• PSU Accelerated Vesting(4)	2,468,264	—	4,248,899
• RSU Accelerated Vesting(5)	733,662	—	1,078,828
• Outplacement, Financial Planning	45,000	—	50,000
Total	4,008,834	—	12,314,184
R.M. Perlmutter
• Severance Pay(1)	$500,006	—	$4,100,000
• Supplemental Pension and Retiree Medical(2)	—	—	—
• Welfare Benefits Continuation	12,899	—	51,596
• Stock Option Accelerated Vesting(3)	—	—	1,142,996
• PSU Accelerated Vesting(4)	475,781	—	2,703,301
• RSU Accelerated Vesting(5)	432,721	—	2,225,423
• Outplacement, Financial Planning	45,000	—	50,000
Total	1,466,407	—	10,273,316
A.H. Schechter
• Severance Pay(1)	$1,443,582	—	$3,945,791
• Supplemental Pension and Retiree Medical(2)	—	—	3,592,818
• Welfare Benefits Continuation	27,845	—	37,127
• Stock Option Accelerated Vesting(3)	—	—	1,927,985
• PSU Accelerated Vesting(4)	4,482,029	—	7,379,654
• RSU Accelerated Vesting(5)	1,336,160	—	1,926,425
• Outplacement, Financial Planning	45,000	—	50,000
Total	7,334,616	—	18,859,800
(1)	Amounts shown are pursuant to the arrangements for employees eligible for benefits under the Merck & Co., Inc. U.S. Separation Benefits Plan as described on page 62.

(2)	SRP enhancements include the incremental value of benefits provided upon a change in control. These amounts represent the present value of the enhanced benefit that would be received under the SRP and the cost to provide retiree medical coverage at December 31, 2013.

(3)	Unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the total number of unvested stock option shares as of December 31, 2013, multiplied by the difference between the closing price of Merck common stock on December 31, 2013, of $50.05 and the exercise price of the option.

(4)	Each PSU annual tranche that has been completed for 90 days pays out based on actual performance; otherwise, the payout is based on target performance. The value equals the total number of accelerated shares as of December 31, 2013, multiplied by the closing price of Merck common stock on December 31, 2013, which was $50.05.

(5)	The value related to these awards equals the total number of accelerated shares as of December 31, 2013, multiplied by the closing price of Merck common stock on December 31, 2013, of $50.05.

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PROPOSAL 3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2014, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since the merger between Merck & Co., Inc. and Schering-Plough Corporation (the “Merger”), and for Merck Sharp & Dohme Corp. since its retention in 2002 through the Merger, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. In conjunction with the mandated rotation of the lead audit partner, the Audit Committee and its Chairman will continue to be directly involved in the selection of PwC’s lead audit partner. A new lead audit partner was designated in 2013. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PwC. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

The Board of Directors recommends that Shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

The Audit Committee’s Report for 2013 follows.

Audit Committee’s Report

The Audit Committee is comprised entirely of independent directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heighted independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2013, at each of its regularly scheduled meetings, the Audit Committee met as a group with senior members of the Company’s financial management, the independent registered public accounting firm (the independent auditors) and internal auditors. In addition, at each meeting the Audit Committee held separate private sessions with senior management, the independent auditors and internal audit to assure that all were carrying out their respective responsibilities. The Audit Committee has received from the independent auditors the written disclosures and a letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Committee.

The Audit Committee met with the independent auditors to discuss their fees and the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates as well as other matters that are required to be discussed by the statement on Auditing Standards No. 61, as adopted by the PCAOB. The Audit Committee reviewed and

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discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Securities and Exchange Commission.

Additional information about the Audit Committee and its responsibilities may be found beginning on page 21 of this proxy statement and the Audit Committee Charter is available on our website www.merck.com/about/leadership/board-of-directors/home.html.

Audit Committee
Leslie A. Brun, Chair	C. Robert Kidder
Thomas R. Cech, Ph.D.	Wendell P. Weeks

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the independent auditors) to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Fees for Services Provided by Independent Registered Public Accounting Firm

Fees for all services provided by PwC, our independent auditors, for fiscal years 2013 and 2012 are as follows:

	2013 ($ in millions)	2012 ($ in millions)
Audit Fees(1)	$28.7	$27.5
Audit-Related Fees(2)	5.5	5.9
Tax Fees(3)	7.0	9.3
All Other Fees(4)	2.8	5.6
Total Fees	$44.0	$48.3
(1)	Fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits.
(2)	Fees for audit-related services primarily related to employee benefit plan audits, other audit-related reviews, agreed-upon procedures and systems pre-implementation review procedures.
(3)	Fees for tax services reported above included approximately $0.8 million and $2.5 million, in 2013 and 2012, respectively, for tax compliance services.
(4)	Consists of fees not included in the Audit, Audit-Related or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2013 and 2012 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the Securities and Exchange Commission.

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SHAREHOLDER PROPOSALS

PROPOSAL 4.	SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT

William Steiner, of Piermont, New York, owner of at least 500 shares of common stock of the Company as of December 10, 2013, has given notice that he intends to present for action at the Annual Meeting the following resolution:

Proposal 4 — Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012.

This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint.

This proposal empowers shareholders by giving them the ability to effect change without being forced to wait until the annual meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a shareholder meeting between annual meetings to consider urgent matters.

Please vote to protect shareholder value:

Right to Act by Written Consent — Proposal 4

Board of Directors’ Statement in Opposition to the Proposal

Although the Board of Directors does not support the ability of shareholders to act by consent without a meeting, the Board has sought to afford shareholders with a greater ability to call and express their views at special shareholders meetings. In that connection, after substantial Company outreach to shareholders and consideration of feedback received from them, the Board recently amended the By-Laws of the Company to allow holders of as little as 15% of the Company’s stock to call for a special shareholder meeting. In addition, under New Jersey corporate law, holders of 10% or more of the Company’s stock may submit to the New Jersey Superior Court a request for a special shareholder meeting, which the court may order upon a showing of good cause.

The Restated Certificate of Incorporation of the Company requires that all shareholder action be taken at an annual or special meeting to which all shareholders are invited, rather than by written consent. This is to ensure that all shareholders have a voice in critical matters affecting the Company as well as a meaningful and structured opportunity to exchange views with the Board before acting. If a subset of the Company’s shareholders could act by written consent without a meeting, amendments to the Company’s By-Laws and other corporate actions could be taken without all shareholders having an opportunity to provide input on the decision. Moreover, allowing shareholders to act by written consent can potentially expose the Company to numerous consent solicitations which would force the Company to incur significant expense and could cause disruption to its operations.

The Board of Directors believes that the limitation on shareholders’ ability to act by written consent, coupled with the ability of shareholders to call a special meeting at relatively low thresholds protects the overall interests of the Company and its shareholders in a fair and balanced manner.

The Board of Directors recommends a vote AGAINST this proposal.

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PROPOSAL 5.	SHAREHOLDER PROPOSAL CONCERNING SPECIAL SHAREOWNER MEETINGS

Kenneth Steiner, of Great Neck, New York, owner of at least 500 shares of common stock of the Company as of December 3, 2013, has given notice that he intends to present for action at the Annual Meeting the following resolution:

5 — Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law). This proposal does not impact our board’s current power to call a special meeting.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated our board D. Our Lead Director, William Harrison, was on the Dick Grasso New York Stock Exchange board. The New York State Attorney General sued Mr. Grasso for the return of his $140 million windfall from the NYSE. Nonetheless Mr. Harrison was still on our executive pay and nomination committees. Patricia Russo, on our audit and executive pay committees, had 18-years long-tenure which detracts from director independence. Ms. Russo also served on the boards of 4 companies which can be an over-commitment and received our highest negative votes.

GMI rated our company D for accounting. On February 14, 2013, Merck announced that it agreed to pay $688 million to settle two U.S. investor lawsuits over disclosures of the results of a clinical trial involving the anti-cholesterol drug Vytorin. On July 19, 2013, it was reported that Merck, which paid $4.85 billion to resolve lawsuits contending its Vioxx painkiller caused heart attacks, would pay another $23 million to settle claims it duped consumers into buying the drug. Meanwhile in regard to executive pay there was $15 million for Kenneth Frazier.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Special Shareowner Meetings — Proposal 5

Board of Directors’ Statement in Opposition to the Proposal

As noted above, after substantial Company outreach to shareholders and consideration of the feedback received from them, the Board recently amended the By-Laws of the Company to require the Board to call a special meeting of shareholders at the request of the holders of 15% or more of the Company’s stock rather than 25% as it was previously. The Board also amended the Special Meeting section of the By-Laws to better define the procedural steps for calling such a meeting. Therefore, the Company believes that this proposal is now moot. The new By-Law provision establishes a 15% ownership threshold for calling a special meeting, imposes only reasonable restrictions on the timing of such meetings, and establishes no further restrictions on the matters that may be presented at a special meeting.

Furthermore, shareholders have additional rights to be heard on critical matters. Under New Jersey corporate law, holders of 10% or more of the Company’s stock may submit to the New Jersey Superior Court a request for a special shareholders meeting, which the Court may order upon a showing of good cause. The good cause requirement protects the interests of all shareholders by allowing the holders of 10% or more of the Company’s stock to request a special meeting for legitimate purposes, including important matters that arise between annual meetings, while shielding shareholders and the Company from abuse of this right.

The Board of Directors recommends a vote AGAINST this proposal.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on March 31, 2014, the record date, and are entitled to vote at the meeting.

This proxy statement and 2013 Annual Report on Form 10-K (the “Proxy Material”), along with either a proxy card or a voting instruction form, are being mailed to shareholders beginning April 14, 2014. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Merck’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareholder of record.” The Proxy Material and proxy card have been sent directly to you by Merck.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares. The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the internet.

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan.

What constitutes a quorum?

As of the record date, 2,929,644,506 shares of Merck common stock were issued and outstanding. A majority of the outstanding shares present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting.

If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I vote?

You may vote using any of the following methods:

•	Proxy card or voting instruction form. Be sure to complete, sign and date the card or form and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR the election of directors, the proposal to approve the compensation of our Named Executive Officers by a non-binding advisory vote and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2014, and AGAINST each of the shareholder proposals on your behalf.

•	By telephone or the internet. Registered owners may vote by calling 1-800-690-6903. The telephone and internet voting procedures established by Merck for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. The availability of telephone and internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

•	In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

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If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

What if I am a beneficial owner and do not give voting instructions to my broker?

If you hold your shares though a broker, bank or nominee, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting of Shareholders (except ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2014), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote”. For your vote to be counted, you will need to communicate your voting decision to your broker, bank or nominee before the date of the shareholder meeting.

What is “householding” and how does it affect me?

Merck has adopted the process called “householding” for mailing the Proxy Material in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Material, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

If you prefer to receive multiple copies of the Proxy Material at the same address, additional copies will be provided upon written or oral request. If you are a shareholder of record, you may contact us by writing to Merck Stockholder Services, Merck & Co., Inc., WS3AB-05, P.O. Box 100, Whitehouse Station, NJ 08889-0100 or by calling our toll-free number 1-877-602-7615. Eligible shareholders of record receiving multiple copies of the Proxy Material can request householding by contacting Merck in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Material or you can request householding by notifying your broker, bank or nominee.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

Where can I find the results of the Annual Meeting?

We will post the final voting results the Friday following the Annual Meeting on our website www.merck.com under “Investors.” We also intend to disclose the final voting results on Form 8-K within four business days of the meeting. Additionally, shareholders may call 1-800-CALL-MRK (1-800-225-5675) beginning on Friday, May 30, 2014.

Can I access the Proxy Material on the internet instead of receiving paper copies?

The Proxy Material is available on Merck’s website at http://www.merck.com/finance/proxy/overview.html. Shareholders of record may choose to stop receiving paper copies of Proxy Material in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Material on the internet, you will receive an e-mail message next year that will provide a link to those documents on the internet. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Material on the internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the internet address for access to the Proxy Material.

How much did this proxy solicitation cost?

Morrow & Co., LLC has been hired by the Company to assist in the distribution of these proxy materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company may also solicit proxies by telephone or in-person meetings. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the shareholders.

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REQUIREMENTS FOR SUBMITTING PROXY PROPOSALS, TRANSACTION OF BUSINESS AT ANNUAL MEETING AND NOMINATING DIRECTORS

Date for Receipt of Shareholder Proposals for Inclusion in the Proxy Statement for the 2015 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with the rules of the SEC, shareholder proposals must be submitted in writing to Geralyn S. Ritter, Senior Vice President, Global Public Policy and Corporate Responsibility, Secretary and Assistant General Counsel, Merck & Co., Inc., WS3A-65, P.O. Box 100, Whitehouse Station, NJ 08889-0100 and received at this address by December 15, 2014.

Procedure for Transaction of Business at Annual Meeting and Recommendation and Nomination of Directors

Under provisions of our By-Laws, in order for a shareholder to present a proposal or other business for consideration by our shareholders at the 2015 Annual Meeting of Shareholders, the Secretary of the Company must receive by January 27, 2015, a written notice containing the following information:

(a)	the name and address of the shareholder who intends to present the business at the meeting of the shareholders, a brief description of the business intended to be presented, the reasons for conducting this business at the meeting and any material interest of the shareholder in the business;

(b)	a representation that the shareholder is a holder of record of stock of the Company entitled to vote on the business at that meeting and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

(c)	a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) with respect to the business to be presented; and

(d)	such other information regarding the business to be presented as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such business been presented, or intended to be presented, by the Board of Directors.

This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates which must comply with the notice provisions of our By-Laws described below.

In addition to being able to recommend candidates for nomination by the Board, shareholders may themselves nominate a candidate or candidates for election as directors. For a shareholder to nominate a candidate or candidates for election as a director at the 2015 Annual Meeting, the shareholder must deliver to the Secretary of the Company by January 27, 2015, a written notice of the shareholder’s intention to nominate the candidate or candidates. As set forth in our By-Laws, the notice of nomination must contain the following information:

(a)	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(b)	a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(d)	such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and

(e)	the consent of each nominee to serve as a director of the Company if so elected.

All the Director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Governance, Public Policy and Corporate Responsibility Committee for election by shareholders at this Annual Meeting.

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FORWARD LOOKING STATEMENTS

This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Annual Report on Form 10-K for the year ended December 31, 2013, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

MERCK & CO., INC.

April 14, 2014

2014 Proxy Statement    74

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The most important thing we make is a difference.

ACCESS TO HEALTH We are committed to discovering smart, sustainable ways to expand global access to healthcare.

Through our ground-breaking partnership to treat river blindness, in 2013 Colombia became the first country to eliminate the disease with other countries expected to follow.

MERCK

Merck for mothers

Committed to Saving Lives

OUR VISION IS A WORLD WHERE NO WOMAN DIES GIVING LIFE.

$500 million over 10 years

2 MIN

EVERY 2 MINUTES another woman dies from pregnancy or childbirth complications*

During 2013, **16 new projects** were launched throughout India, Senegal, the United States and Zambia to provide women with access to affordable, quality care.

* World Health Organization, "Trends in Maternal Mortality: 1990- 2010" Accessed October 15, 2012

ENVIRONMENTAL SUSTAINABILITY We are committed to discovering environmentally-sustainable ways to meet the world's health needs.

Recognized by the U.S. Environmental Protection Agency for nine consecutive years — twice as the Partner of the Year and now, for the seventh time, for Sustained Excellence.

ENERGY STAR AWARD 2014
PARTNER OF THE YEAR
Sustained Excellence

EMPLOYEES We are committed to discovering more ways to create a workplace where our employees and business can thrive.

Recognized for the 11th consecutive year as a Top 50 Company for Diversity by DiversityInc.

DiversityInc 2013 TOP 50 COMPANIES FOR DIVERSITY®

ETHICS & TRANSPARENCY We are committed to discovering better ways to build and strengthen trusted relationships.

Ranked #1 in the CPA-Zicklin Index of Corporate Political Disclosure and Accountability for three consecutive years.

CENTER FOR POLITICAL ACCOUNTABILITY

LOCAL COMMUNITIES We are committed to having a positive impact on the communities where we have a presence.

In 2013, we provided 181 grants to local organizations to help improve the quality of life of neighbors in need.

MERCK

Merck & Co., Inc.

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MERCK

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co., Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68190-P46269 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCK & CO., INC.

The Board of Directors recommends a vote FOR Items 1 through 3.

1. *Election of Directors* – The Board of Directors recommends a vote FOR the Nominees listed below:

		For	Against	Abstain
1a.	Leslie A. Brun	☐	☐	☐
1b.	Thomas R. Cech	☐	☐	☐
1c.	Kenneth C. Frazier	☐	☐	☐
1d.	Thomas H. Glocer	☐	☐	☐
1e.	William B. Harrison Jr.	☐	☐	☐
1f.	C. Robert Kidder	☐	☐	☐
1g.	Rochelle B. Lazarus	☐	☐	☐
1h.	Carlos E. Represas	☐	☐	☐
1i.	Patricia F. Russo	☐	☐	☐
1j.	Craig B. Thompson	☐	☐	☐
1k.	Wendell P. Weeks	☐	☐	☐
1l.	Peter C. Wendell	☐	☐	☐

		For	Against	Abstain
2.	Advisory vote to approve executive compensation.	☐	☐	☐
3.	Ratification of the appointment of the Company's independent registered public accounting firm for 2014.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Items 4 and 5.

		For	Against	Abstain
4.	Shareholder proposal concerning shareholders' right to act by written consent.	☐	☐	☐
5.	Shareholder proposal concerning special shareowner meetings.	☐	☐	☐

	Yes	No
Please indicate if you wish to view future meeting materials electronically via the Internet rather than receiving a hard copy.	☐	☐
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Merck & Co., Inc.
Annual Meeting of Shareholders
Tuesday, May 27, 2014, at 9:00 a.m.
Bridgewater Marriott
700 Commons Way, Bridgewater, New Jersey 08807

287
N
COMMONS WAY
206
BRIDGEWATER COMMONS MALL
BRIDGEWATER MARRIOTT
22

Parking is limited.

Follow Route 287 South to exit 17 (Route 202/206 South). Bear right immediately and make a right at the sign reading Commons Way. At first light, make a left onto Commons Way. Make a left at the fourth light.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M68191-P46269

MERCK **THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints KENNETH C. FRAZIER, BRUCE N. KUHLIK and GERALYN S. RITTER as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 27, 2014, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan, as described in the Proxy Statement. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the shareholder. If no specification is made, the shares will be voted FOR Items 1 through 3 and AGAINST Items 4 and 5.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE IN THE SAME MANNER AS IF YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. EASTERN TIME ON MAY 26, 2014.

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.
(Continued, and to be signed and dated on the reverse side.)